UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                             )     Chapter 11 Cases
                                   )
FOAMEX INTERNATIONAL INC., et al., )     Case No. 05-12685 (KG)
                                   )
                          Debtors. )     (Jointly Administered)


              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                            PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                            Alan W. Kornberg
                            Brian S. Hermann
                            Justin G. Brass
                            Ephraim I. Diamond
                            1285 Avenue of the Americas
                            New York, New York  10019-6064
                            (212) 373-3000

                            -and-

                            YOUNG CONAWAY STARGATT & TAYLOR, LLP
                            Pauline K. Morgan (No. 3650)
                            Joseph M. Barry (No. 4221)
                            1000 West St., 17th Floor
                            P.O. Box 391 Wilmington, Delaware 19801 (302)
                            571-6600

                            Attorneys for the Debtors and Debtors in Possession

Dated:   Wilmington, Delaware
         November 27, 2006

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

I. DEFINITIONS AND CONSTRUCTION OF TERMS.................................................................1
         A.       Definitions............................................................................1
         B.       Interpretation, Application of Definitions and Rules of Construction..................23

II. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.......................................................23
         A.       Introduction..........................................................................23

III. TREATMENT OF ADMINISTRATIVE CLAIMS  AND PRIORITY TAX CLAIMS........................................25
         A.       Administrative Claims.................................................................25
         B.       Bar Date for Administrative Claims....................................................26
         C.       Fee Claims............................................................................26
         D.       Substantial Contribution Claims.......................................................26
         E.       Priority Tax Claims...................................................................27
         F.       DIP Financing Claims..................................................................27

IV. TREATMENT OF CLAIMS AND EQUITY INTERESTS............................................................27
         A.       Class 1 -- Other Priority Claims......................................................27
         B.       Class 2 -- Other Secured Claims.......................................................28
         C.       Class 3 -- Senior Secured Note Claims.................................................29
         D.       Class 4 -- Senior Subordinated Note Claims............................................30
         E.       Class 5 -- General Unsecured Claims...................................................31
         F.       Class 6 -- Unliquidated Claims........................................................31
         G.       Class 7 -- Intercompany Claims........................................................32
         H.       Class 8 -- Equity Interests in Surviving Debtor Subsidiaries..........................32
         I.       Class 9 -- Existing Preferred Stock...................................................32
         J.       Class 10 -- Existing Common Stock.....................................................33
         K.       Class 11 -- Other Common Equity Interests In Foamex    International..................33

V. PROVISIONS REGARDING VOTING, DISTRIBUTIONS, AND TREATMENT OF DISPUTED, CONTINGENT AND
         UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS........................33
         A.       Voting on Plan........................................................................33
         B.       Distributions.........................................................................34
         C.       Objections to and Resolution of Claims................................................35
         D.       Procedure for Resolution of Post-Petition Interest Disputes...........................36
         E.       Estimation............................................................................37
         F.       Administrative Claims of Indenture Trustees...........................................37
         G.       Cancelation and Surrender of Existing Securities and Agreements.......................38
         H.       Nonconsensual Confirmation............................................................38

                                       i

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                                                                                                      Page
                                                                                                      ----

VI. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS............................................................38

VII. PROVISIONS REGARDING IMPLEMENTATION OF PLAN........................................................39
         A.       Exit Facilities.......................................................................39
         B.       Rights Offering.......................................................................39
         C.       Put Option............................................................................40
         D.       Call Option...........................................................................40
         E.       Use of Rights Offering Proceeds.......................................................41
         F.       Securities to be Issued Pursuant to the Plan..........................................41
         G.       Filing of Form 15.....................................................................42
         H.       Registration Rights Agreement.........................................................42
         I.       Corporate Governance and Management of the Reorganized Debtors........................43
         J.       Reorganized Debtors' Management Incentive Plan........................................45
         K.       KERP..................................................................................45
         L.       Powers of Officers....................................................................45
         M.       Corporate Reorganization..............................................................45

VIII. EFFECT OF CONFIRMATION OF THE PLAN................................................................46
         A.       Continued Corporate Existence.........................................................46
         B.       Dissolution of Creditors' Committee...................................................46
         C.       Vesting of Property...................................................................46
         D.       Termination of Subordination Rights...................................................46
         E.       Discharge of the Debtors..............................................................47
         F.       Injunction............................................................................47
         G.       Settlement of Claims and Controversies................................................48
         H.       Preservation of Causes of Action......................................................48
         I.       Votes Solicited in Good Faith.........................................................49
         J.       Administrative Claims Incurred After the Confirmation Date............................49
         K.       Mutual Releases.......................................................................49
         L.       Releases by non-Debtors of Non-Debtor Released Parties................................50
         M.       Exculpation...........................................................................51
         N.       Term of Bankruptcy Injunction or Stays................................................51
         O.       Reinstatement and Continuation of Insurance Policies..................................51
         P.       Officers' and Directors' Indemnification Rights and Insurance.........................52

IX. RETENTION OF JURISDICTION...........................................................................52

X. MISCELLANEOUS PROVISIONS.............................................................................53
         A.       Payment of Statutory Fees.............................................................53
         B.       Modification of the Plan..............................................................53
         C.       Governing Law.........................................................................54
         D.       Filing or Execution of Additional Documents...........................................54
         E.       Withholding and Reporting Requirements................................................54
         F.       Exemption From Transfer Taxes.........................................................54
         G.       Securities Issues.....................................................................54

                                       ii

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                                                                                                      Page
                                                                                                      ----

         H.       Waiver of Bankruptcy Rule 3020(e) and Federal Rule of Civil Procedure 62(a)...........55
         I.       Exhibits/Schedules....................................................................55
         J.       Notices...............................................................................55
         K.       Plan Supplement.......................................................................56
         L.       Conflict..............................................................................57
         M.       Setoff by the United States...........................................................57

XI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................57
         A.       Assumption and Rejection of Executory Contracts and Unexpired Leases..................57
         B.       Cure..................................................................................58
         C.       Rejection Damage Claims...............................................................58

XII. BENEFIT PLANS......................................................................................58

XIII. CONFIRMATION AND EFFECTIVENESS OF THE PLAN........................................................59
         A.       Conditions Precedent to Confirmation..................................................59
         B.       Conditions Precedent to Effectiveness.................................................60
         C.       Waiver of Conditions..................................................................61
         D.       Effect of Failure of Conditions.......................................................61
         E.       Vacatur of Confirmation Order.........................................................61
         F.       Revocation, Withdrawal, or Non-Consummation...........................................62

     Foamex International Inc. ("Foamex International" or the "Company"), Foamex L.P., Foamex Latin America, Inc., Foamex Asia, Inc., FMXI, Inc., Foamex Carpet Cushion LLC, Foamex Capital Corporation, Foamex Mexico, Inc. and Foamex Mexico II, Inc., the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), hereby propose the following second amended joint plan of reorganization under section 1121(a) of the Bankruptcy Code.

     Reference is made to the Disclosure Statement accompanying this Plan, including the exhibits thereto, for a discussion of the Debtors' history, business, properties, results of operations, and projections for future operations and risk factors, together with a summary and analysis of this Plan. All Claim and Interest holders entitled to vote on this Plan are encouraged to consult the Disclosure Statement and to read this Plan carefully before voting to accept or reject this Plan.

     NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE COURT, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

     A.   Definitions.

     Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

2005 Indenture Trustee                  means  The  Bank  of New  York  and  any
                                        successor thereto.

2005 Senior Subordinated                means  the 13 1/2%  Senior  Subordinated
Notes                                   Notes due 2005  issued  pursuant  to the
                                        2005    Senior     Subordinated    Notes
                                        Indenture.

2005 Senior Subordinated                means all Claims  arising  from the 2005
Notes Claims                            Senior  Subordinated  Notes Indenture on
                                        account of the 2005 Senior  Subordinated
                                        Notes.

2005 Senior Subordinated                means   the   Indenture   (as   amended,
Notes Indenture                         supplemented,   restated  or   otherwise
                                        modified),  dated  as  of  December  23,
                                        1997,  by and among Foamex L.P.,  Foamex
                                        Capital   Corporation,    General   Felt
                                        Industries,  Inc., Foamex Fibers,  Inc.,
                                        Foamex LLC, Crain Holdings Corp. and The
                                        Bank of New York, as Trustee.

2007 Indenture Trustee                  means  The  Bank  of New  York  and  any
                                        successor thereto.

2007 Senior Subordinated                means the  9(7)/8%  Senior  Subordinated
Notes                                   Notes due 2007  issued  pursuant  to the
                                        2007    Senior     Subordinated    Notes
                                        Indenture.

2007 Senior Subordinated                means all Claims  arising  from the 2007
Notes Claims                            Senior  Subordinated  Notes Indenture on
                                        account of the 2007 Senior  Subordinated
                                        Notes.

2007 Senior Subordinated Notes          means   the   Indenture   (as   amended,
Indenture                               supplemented,   restated  or   otherwise
                                        modified), dated as of June 12, 1997, by and among Foamex L.P., Foamex Capital
                                        Corporation,  General  Felt  Industries,
                                        Inc., Foamex Fibers, Inc. and The Bank of New York, as Trustee.

Additional Common Stock                 means the  common  stock in  Reorganized
                                        Foamex International to be issued on or after the Effective Date as provided for in Article VII.F.2 of the Plan, it being understood that any Additional Common
                                        Stock to be issued to Equityholders under the Rights Offering or to the Significant Equityholders pursuant to the Call Option, if exercised, shall be issued on the Effective Date.

Additional Common Stock                 means $2.25 per share.
Purchase Price

Ad Hoc Committee of                     means the informal  committee  comprised
Senior Secured                          of one or more holders of Senior Secured
Noteholders                             Notes and the Senior  Secured  Indenture
                                        Trustee, as constituted from time to time.

Administrative Claim                    means any right to payment  constituting
                                        a cost or expense of  administration  of
                                        the Chapter 11 Cases of a kind specified
                                        under section  503(b) of the  Bankruptcy
                                        Code  and  entitled  to  priority  under
                                        section 507(a)(1),  507(b) or 1114(e)(2)
                                        of  the  Bankruptcy   Code,   including,
                                        without   limitation,   any  actual  and
                                        necessary    costs   and   expenses   of
                                        preserving  the Estates,  any actual and
                                        necessary    costs   and   expenses   of
                                        operating  the  Debtors'  business,  any
                                        Substantial   Contribution  Claims,  any
                                        indebtedness or obligations  incurred or
                                        assumed by the Debtors in  Possession in
                                        connection  with  the  conduct  of their
                                        business, including, without limitation,
                                        for the acquisition or lease of property
                                        or  an   interest  in  property  or  the
                                        rendition  of  services,  all  valid and
                                        existing    reclamation    claims,   all
                                        compensation   and    reimbursement   of
                                        expenses  to the  extent  awarded by the
                                        Court under  sections 330, 331 or 503 of
                                        the  Bankruptcy  Code,  and any  fees or
                                        charges  assessed  against  the  Estates
                                        under  section  1930 of
                                        title 28 of the United States Code,  but
                                        excluding   any  Senior   Secured  Notes
                                        Adequate Protection Payments.


Administrative Claims Bar               has the  meaning  set  forth in  Article
Date                                    III.B of the Plan.

Allowed means, with reference to any Claim, (a) any Claim against any of the Debtors that has been listed by the Debtors in the Schedules, as such Schedules may have been amended by the Debtors from
                                        time   to  time   in   accordance   with
                                        Bankruptcy  Rule 1009,  as liquidated in
                                        amount and not  disputed or  contingent,
                                        and with  respect  to which no  contrary
                                        proof of claim has been  filed,  (b) any
                                        Claim  specifically  allowed  under this
                                        Plan,   (c)  any  Claim  the  amount  or
                                        existence  of which has been  determined
                                        or allowed by a Final Order,  or (d) any
                                        Claim as to  which a proof of claim  has
                                        been timely  filed  before the Bar Date,
                                        provided that at the time of the Initial
                                        Distribution  Date the Debtors  have not
                                        identified    such    Claim   as   being
                                        objectionable in part or in whole and no
                                        objection to the  allowance  thereof has
                                        been  filed  by  the  Claims   Objection
                                        Deadline;  provided,  however,  that the
                                        term  Allowed,  with  reference  to  any
                                        Claim,   shall  not   include   (x)  any
                                        Unliquidated Claim or (y) interest or attorneys' fees on or related to any Claim that accrues from and after the Petition Date unless otherwise expressly provided for in this Plan.

Amended and Restated By-                means the Amended and  Restated  By-Laws
Laws                                    of  Reorganized  Foamex   International,
                                        which shall be in substantially the form contained in the Plan Supplement.

Amended and Restated                    means the Second  Amended  and  Restated
Certificate of Incorporation            Certificate    of    Incorporation    of
                                        Reorganized Foamex International,  which
                                        shall  be  in  substantially   the  form
                                        contained in the Plan Supplement.

Ballots means the ballots distributed with the Disclosure Statement to those that are entitled to vote on the Plan upon which is to be indicated, among other things, acceptance or rejection of the Plan.

Bankruptcy Code                         means  title  11 of  the  United  States
                                        Code, 11 U.S.C. ss. 101 et seq., as in effect on the Petition Date or as otherwise applicable to these Chapter 11
                                        Cases.

Bankruptcy Rules                        means the  Federal  Rules of  Bankruptcy
                                        Procedure as
                                        promulgated by the United States Supreme
                                        Court under  section 2075 of title 28 of
                                        the United States Code,  and local rules
                                        of  the  Court,   as  the   context  may
                                        require,  as in effect  on the  Petition
                                        Date or as otherwise applicable to these Chapter 11 Cases.

Bar Date means (i) with respect to all Claims other than Administrative Claims, the applicable deadline established pursuant to the Bar Date Order or such other deadline as has been granted by order of the Court with respect to one or more holders of Claims, by which proofs of Claim of the type described in such order must be filed in the Chapter 11 Cases and (ii) with respect to
                                        Administrative        Claims,        the
                                        Administrative Claims Bar Date.

Bar Date Order                          means that certain order, entered by the
                                        Court on October  18,  2005  [Docket No.
                                        199],  establishing  the Bar  Date  with
                                        respect to the Claims described therein,
                                        which  do  not  include   Administrative
                                        Claims.

Business Day                            means any day not  designated as a legal
                                        holiday by Bankruptcy Rule 9006(a) and any day on which commercial banks are open for business, and not authorized, by law or executive order, to close, in the City of New York, New York.

Call Option                             means a call  option to be issued by the
                                        Company to the Significant Equityholders
                                        pursuant to this Plan which,  subject to
                                        the  terms  and  conditions  of the Call
                                        Option  Agreement and the payment by the
                                        Significant Equityholders to the Company
                                        of the Call Option Premium,  will permit
                                        the   Significant    Equityholders    to
                                        purchase on the Effective  Date at a per
                                        share  price  equal  to  the  Additional
                                        Common   Stock   Purchase   Price,   all
                                        remaining  shares of  Additional  Common
                                        Stock not otherwise  subscribed and paid
                                        for by the Equityholders pursuant to the
                                        Rights  Offering  as of  the  Expiration
                                        Time, up to a maximum aggregate purchase
                                        price  equal  to  the  Rights   Offering
                                        Amount  less  the  aggregate  amount  of
                                        proceeds      received     by     Foamex
                                        International   as  a   result   of  the
                                        exercise  of  Rights,  which  Additional
                                        Common  Stock  shall  be  issued  to the
                                        Significant    Equityholders    on   the
                                        Effective Date.

Call Option Agreement                   means the call  option  agreement  among
                                        the Company and each of the  Significant
                                        Equityholders    which   shall   be   in
                                        substantially the form contained in the Plan Supplement and shall be executed on or before the Confirmation Date.

Call Option Premium                     means $2,000,000.00 in Cash.

Cash                                    means   cash   and   cash    equivalents
                                        denominated   in  legal  tender  of  the
                                        United States of America.

Causes of Action                        means  any and all  actions,  causes  of
                                        action, suits, accounts,  controversies,
                                        agreements,  promises,  rights  to legal
                                        remedies,  rights to equitable remedies,
                                        rights to payment  and  claims,  whether
                                        known, unknown, reduced to judgment, not
                                        reduced   to    judgment,    liquidated,
                                        unliquidated,     fixed,     contingent,
                                        matured,      unmatured,       disputed,
                                        undisputed,  secured  or  unsecured  and
                                        whether asserted or assertable  directly
                                        or  derivatively,   in  law,  equity  or
                                        otherwise,   now   owned  or   hereafter
                                        acquired by the Debtors, and the Cash and non-Cash proceeds thereof, whether arising under the Bankruptcy Code or other federal, state or foreign law, equity or otherwise, including, without limitation, any causes of action arising under sections 510, 544, 547, 548, 549,
                                        550, 551 or any other section of the Bankruptcy Code.

Chapter 11 Cases                        means the chapter 11 cases  commenced by
                                        the Debtors.


Claim means any claim, as such term is defined in section 101(5) of the Bankruptcy Code.

Claims Objection Deadline               means,   except  with   respect  to  Fee
                                        Claims,  Substantial Contribution Claims
                                        and  Unliquidated  Claims,  the last day
                                        for filing  objections  to, or otherwise
                                        commencing  proceedings  challenging the
                                        allowance of, Claims and  Administrative
                                        Claims,   which   day   shall   be   one
                                        hundred-twenty   (120)  days  after  the
                                        Effective Date or such later date as the Court may order.

Class means each category or group of Claims or Equity Interests as classified or designated in Article II of this Plan.

Collateral                              means  any   property   or  interest  in
                                        property  of the  Estates  subject  to a
                                        Lien   to   secure   the    payment   or
                                        performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy
                                        Code or applicable state law.

Confirmation                            means  "confirmation" as used in section
                                        1129 of the

                                        Bankruptcy Code.

Confirmation Date                       means the date on which the Confirmation
                                        Order is entered on the Court's docket.

Confirmation Hearing                    means   the    hearing    to    consider
                                        Confirmation  of the  Plan  pursuant  to
                                        section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

Confirmation Order                      means  the  order  entered  by the Court
                                        confirming  the Plan pursuant to section
                                        1129 of the Bankruptcy Code.

Court means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases, or any other court having jurisdiction over the Chapter 11 Cases.

Creditor                                means  "creditor"  as defined in section
                                        101(10) of the Bankruptcy Code.

Creditors' Committee                    means   the   Official    Committee   of
                                        Unsecured  Creditors  appointed  in  the
                                        Debtors'  Chapter 11 Cases on  September
                                        29, 2005, by the United States Trustee for the District of Delaware, pursuant to section 1102(a) of the Bankruptcy
                                        Code, as constituted from time to time.

Debtors                                 has  the   meaning   set  forth  in  the
                                        introductory paragraph of the Plan.

Debtors in Possession                   means the  Debtors in their  capacity as
                                        debtors in  possession in the Chapter 11
                                        Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

DIP Agents                              means the DIP Revolving Credit Agent and
                                        the DIP Term Loan Agent.

DIP Credit Facilities                   means the DIP Revolving  Credit Facility
                                        and the DIP Term Loan Credit Facility.

DIP Financing Claims                    means  all  Claims   arising   under  or
                                        relating  to the DIP  Credit  Facilities
                                        and  all  agreements   and   instruments
                                        relating thereto.

DIP Lenders                             means the  Lenders  that are  parties to
                                        the DIP Credit Facilities.

DIP Motion                              means the  Debtors'  Motion for an Order
                                        Pursuant to Sections 361, 363, 364 of the Bankruptcy Code

                                        (1)  Authorizing  the  Debtors to Obtain
                                        Postpetition Financing,  (2) Authorizing
                                        Use of Cash Collateral,  (3) Authorizing
                                        Repayment of Certain Prepetition Secured
                                        Debt,    (4)    Granting    Liens    and
                                        Super-Priority   Administrative  Expense
                                        Status,     (5)    Providing    Adequate
                                        Protection   and  (6)   Scheduling   and
                                        Approving the Form and Method of Notice of Final Hearing [Docket No. 15], dated September 19, 2005.


DIP Order                               means the  Final  Order  entered  by the
                                        Court on October  18,  2005  [Docket No.
                                        197], granting final approval of the DIP
                                        Motion,    as   amended   or   otherwise
                                        modified.


DIP Revolving Credit                    means  Bank  of  America,  N.A.,  in its
Agent                                   capacity as  administrative  agent under
                                        the DIP Revolving Credit Facility.


DIP Revolving Credit                    means that certain  Debtor-In-Possession
Facility                                Credit Agreement (as amended,  restated,
                                        supplemented  or  otherwise   modified),
                                        dated as of September 22, 2005, by and among Foamex L.P., the Guarantors (as defined therein), the Lenders, the DIP
                                        Revolving Credit Agent,  Banc of America
                                        Securities LLC, as Sole Lead Arranger, and Banc of America Securities LLC, as
                                        Sole Book Manager.


DIP Term Loan Agent                     means Silver Point Finance,  LLC, in its
                                        capacity as administrative agent under the DIP Term Loan Credit Facility.

DIP Term Loan Credit                    means that certain  Debtor-In-Possession
Facility                                Credit Agreement (as amended,  restated,
                                        supplemented  or  otherwise   modified),
                                        dated as of September 22, 2005, by and among Foamex L.P., the Guarantors (as defined therein), the Lenders and the DIP Term Loan Agent.

Disclosure Statement                    means  the  Second  Amended   Disclosure
                                        Statement  for Debtors'  Second  Amended
                                        Joint  Plan  of   Reorganization   under
                                        Chapter  11 of the  Bankruptcy  Code and
                                        all  Schedules  and  Exhibits   attached
                                        thereto  that  relate to this  Plan,  as
                                        approved  by the Court on  November  27,
                                        2006,  pursuant  to section  1125 of the
                                        Bankruptcy   Code  and  Bankruptcy  Rule
                                        3017, as such Disclosure Statement may be amended, modified or supplemented from time to time.

Disputed Claim                          means  in  reference  to  any  Claim  or
                                        Administrative  Claim,
                                        any portion of a Claim or Administrative
                                        Claim,  that  is not an  Allowed  Claim.
                                        Without  limiting  the  foregoing,   for
                                        purposes of this Plan, a Claim shall be a Disputed Claim:

                                        (i)  if no proof of Claim or request for
                                             payment of  an Administrative Claim
                                             has  been filed  by the  applicable
                                             Bar Date:  (a)  a  Claim that   has
                                             been or hereafter is listed on  the
                                             Schedules as  disputed,  contingent
                                             or unliquidated; (b) a  Claim  that
                                             is   an   Unliquidated   Claim   or
                                             otherwise asserts  an  unliquidated
                                             amount;  or  (c)  a Claim  that has
                                             been or hereafter is listed on  the
                                             Schedules  as  other than disputed,
                                             contingent or  unliquidated, but as
                                             to which the Debtors  or any  other
                                             party in interest has interposed  a
                                             timely  objection  or  request  for
                                             estimation  in accordance with this
                                             Plan, the Bankruptcy Code and   the
                                             Bankruptcy   Rules  by  the  Claims
                                             Objection   Deadline    or,   which
                                             objection or request for estimation
                                             has    not    been   withdrawn   or
                                             determined  by a Final Order; or

                                        (ii) if a  proof  of  Claim  or  request
                                             for  payment  of an  Administrative
                                             Claim   has   been  filed   by  the
                                             applicable Bar Date, (x) a Claim or
                                             request   for   payment    of    an
                                             Administrative   Claim for which  a
                                             timely  objection  or  request  for
                                             estimation  is  interposed  by  the
                                             Debtors  or  any  other   party  in
                                             interest  in  accordance  with this
                                             Plan, the  Bankruptcy  Code and the
                                             Bankruptcy   Rules  by  the  Claims
                                             Objection Deadline which  objection
                                             or request for estimation  has  not
                                             been  withdrawn  or determined by a
                                             Final Order; or (y) a Claim that is
                                             an  Unliquidated Claim or otherwise
                                             asserts an unliquidated amount.

                                        In  addition,  the Senior  Secured  Note
                                        Premium Claim shall be a Disputed Claim.

Distributions                           means the Cash or other distributions to
                                        be made pursuant to, and in accordance with, this Plan.

Effective Date                          means  the first  Business  Day on which
                                        all  of  the  conditions   specified  in
                                        Article  XIII.B  of the Plan  have  been
                                        satisfied or waived in  accordance  with
                                        Article  XIII.C of the  Plan;  provided,
                                        however,   that   if  a   stay   of  the
                                        Confirmation Order is in effect on such date, the Effective

                                        Date will be the first Business Day after such stay is no longer in effect.

Equity Commitment                       means the agreement, dated as of October
Agreement                               13, 2006, and attached hereto as Exhibit
                                        A (as amended,  modified or supplemented
                                        from   time  to  time),   among   Foamex
                                        International    and    each    of   the
                                        Significant Equityholders.

Equityholder                            means  a  holder,   as  of  the   Rights
                                        Offering Record Date, of Existing Common
                                        Stock or Existing Preferred Stock.

Equity Interest or Interest             means any  equity  security  within  the
                                        meaning  of   section   101(16)  of  the
                                        Bankruptcy Code or any other  instrument
                                        evidencing an ownership  interest in any
                                        of   the   Debtors,   whether   or   not
                                        transferable,  and any right to  acquire
                                        any such equity  security or instrument,
                                        including  any option,  warrant or other
                                        right,   contractual  or  otherwise,  to
                                        acquire, sell or subscribe for any such security or instrument.

ERISA has the meaning set forth in Article XII of the Plan.

Estates means the estates of the Debtors, individually or collectively, as is appropriate in the context, created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

Existing Common Stock                   means the common stock,  par value $0.01
                                        per    share,     issued    by    Foamex
                                        International       and      outstanding
                                        immediately prior to the Effective Date.

Existing Preferred Stock                means the outstanding Series B preferred
                                        stock,  par value  $1.00 per share,  and
                                        having a liquidation  preference of $100
                                        per    share,     issued    by    Foamex
                                        International       and      outstanding
                                        immediately prior to the Effective Date.

Exit Facilities                         means   the   Revolving    Credit   Exit
                                        Facility,  the First Lien Term Loan Exit
                                        Facility  and the Second  Lien Term Loan
                                        Exit Facility.

Exit Facilities Agent                   means the administrative  agent for each
                                        of the Exit Facilities.

Exit Facility Commitment                means the commitment letter, dated as of
Letter                                  October 13, 2006 (as  amended,  modified
                                        or  supplemented  from  time  to  time),
                                        among the Company,  Foamex L.P., Bank of
                                        America,    N.A.,    Banc   of   America
                                        Securities  LLC,  Morgan  Stanley Senior
                                        Funding, Inc. and Barclays Capital, the investment banking division of Barclays
                                        Bank PLC
                                        setting forth the terms and conditions of the Exit Facilities.


Expiration Time                         means  5:00  p.m.   (prevailing  Eastern
                                        Time)  on  the  date  that  the   Rights
                                        Offering expires.

Federal Judgment Rate                   means the rate of interest  provided for
                                        in 28 U.S.C. ss. 1961, as such rate was in effect on the Petition Date.


Fee Claims                              means  an  Administrative   Claim  under
                                        sections  330(a),  331  or  503  of  the
                                        Bankruptcy  Code for  compensation  of a
                                        Professional   or   other   Person   for
                                        services  rendered or expenses  incurred
                                        in the  Chapter  11 Cases on or prior to
                                        the  Confirmation  Date,  including  the
                                        reasonable  non-legal  expenses  of  the
                                        individual  members  of  the  Creditors'
                                        Committee  incurred in the  discharge of
                                        their   duties   as   members   of   the
                                        Creditors' Committee,  but excluding any
                                        Substantial  Contribution Claims, Senior
                                        Secured   Notes   Adequate    Protection
                                        Payments   (which   shall   be  paid  in
                                        accordance  with the DIP Order) and fees
                                        and  expenses  to be paid under the Exit
                                        Facility   Commitment   Letter  and  the
                                        Equity Commitment  Agreement (which fees
                                        and expenses shall be paid in accordance
                                        with  the  terms  of the  Exit  Facility
                                        Commitment   Letter   and   the   Equity
                                        Commitment Agreement, as applicable).

Final Order                             means an order or judgment of the Court,
                                        or    other    court    of     competent
                                        jurisdiction,  as  entered on the docket
                                        of such court,  the  operation or effect
                                        of which has not been stayed,  reversed,
                                        vacated,  modified or amended, and as to
                                        which   order   or   judgment   (or  any
                                        revision,   modification,  or  amendment
                                        thereof)  the time to  appeal,  petition
                                        for   certiorari,   or  seek  review  or
                                        rehearing has expired and as to which no
                                        appeal,  petition  for  certiorari,   or
                                        petition for review or rehearing was filed or, if filed, remains pending;
                                        provided, however, that the possibility that a motion may be filed pursuant to Rules 9023 or 9024 of the Bankruptcy
                                        Rules or Rules 59 or 60(b) of the Federal Rules of Civil Procedure shall not mean that an order or judgment is not a Final Order.

First Lien Term Loan Exit               means that certain  senior secured first
Facility                                lien  term  loan  exit  facility  to  be
                                        entered into with the lender parties thereto, Bank of America, N.A., acting as administrative agent thereof, and
                                        Morgan Stanley Senior Funding,  Inc. and
                                        Barclays Capital, the investment banking division of Barclays Bank PLC, acting as co-syndication agents, for

                                        $425   million,    and   all   ancillary
                                        agreements, substantially in the form contained in the Plan Supplement.

FMXI Conversion                         means the documents necessary to convert
Documents                               FMXI,  Inc. from a Delaware  corporation
                                        to a Delaware limited liability company, including, without limitation, a limited liability company operating agreement, in substantially the forms contained in the Plan Supplement.

General Unsecured Claim                 means an Unsecured  Claim against any of
                                        the    Debtors    that    is    not   an
                                        Administrative   Claim,   Priority   Tax
                                        Claim,  Other  Priority  Claim,   Senior
                                        Subordinated Note Claim, or Unliquidated
                                        Claim.


Government                              has the  meaning  set  forth in  Article
                                        VIII.M.2 of the Plan.

Impaired has the meaning in section 1124 of the Bankruptcy Code.

Indenture Trustee                       means a lien that  secures  repayment of
Charging Lien                           the   Indenture   Trustees'   fees   and
                                        expenses, to the extent provided for in the Prepetition Indentures.

Indenture Trustee                       means any reasonable fees and documented
Expenses                                out-of-pocket    costs   and    expenses
                                        incurred  after  the  Petition  Date and
                                        through   and   including   the  Initial
                                        Distribution   Date  by  the   Indenture
                                        Trustees    under    the     Prepetition
                                        Indentures, the amount or reasonableness
                                        of  which  shall,  if  disputed  by  the
                                        Debtors,  be  determined  by the  Court.
                                        Such   amounts  may   include,   without
                                        limitation, the reasonable, documented, out-of-pocket costs and expenses of, and reasonable, documented unpaid legal fees and expenses actually incurred by, the Indenture Trustees.

Indenture Trustees                      means, collectively,  the Senior Secured
                                        Notes  Indenture  Trustee and the Senior
                                        Subordinated Notes Indenture Trustee.

Initial Distribution Date               means  the  Effective  Date  or as  soon
                                        thereafter as is practicable.

Intercompany Claims                     means any Claim held by one Debtor (or a
                                        non-debtor  that is a direct or indirect
                                        subsidiary  of  a  Debtor)  against  any
                                        other  Debtor(s),   including,   without
                                        limitation,  (a) any account  reflecting
                                        intercompany book entries by such Debtor
                                        (or  non-debtor  that  is  a  direct  or
                                        indirect
                                        subsidiary  of such Debtor) with respect
                                        to any  other  Debtor(s),  (b) any Claim
                                        not  reflected  in book  entries that is
                                        held by such Debtor (or non-debtor  that
                                        is a direct or  indirect  subsidiary  of
                                        such  Debtor),  and (c)  any  derivative
                                        Claim  asserted or  assertable  by or on
                                        behalf  of such  Debtor  (or  non-debtor
                                        that is a direct or indirect  subsidiary
                                        of  such   Debtor)   against  any  other
                                        Debtor(s).


KERP means the Debtors' Key Employee Retention Program, as described in the KERP Motion and approved pursuant to the KERP Order.

KERP Motion                             means the  Debtors'  Motion  Pursuant to
                                        Sections  363(b)(1)  and  105(a)  of the
                                        Bankruptcy  Code for an Order  Approving
                                        the  Debtors'  Key  Employee   Retention
                                        Program and  Severance  Plan [Docket No.
                                        255], dated October 28, 2005.

KERP Order                              means the Final  Order,  entered  by the
                                        Court on November  17, 2005  [Docket No.
                                        336], approving the KERP Motion.

Lien                                    has the  meaning  set  forth in  section
                                        101(37) of the Bankruptcy Code.

Management Incentive                    means  an  incentive  plan  pursuant  to
Plan                                    which,  among other things, the board of
                                        directors    of    Reorganized    Foamex
                                        International   may  award  to   certain
                                        members    of     Reorganized     Foamex
                                        International's  senior  management  and
                                        board of directors  after the  Effective
                                        Date, on such date(s) and in such manner
                                        to  be   determined   by  the  board  of
                                        directors    of    Reorganized    Foamex
                                        International, shares of common stock in
                                        Reorganized  Foamex   International  (or
                                        options  to  acquire  shares  of  common
                                        stock     in     Reorganized      Foamex
                                        International) not to exceed (in the aggregate) 10% of the aggregate number of outstanding shares of Post-Effective
                                        Date Common Stock and those shares of common stock, if any, to be issued pursuant to the KERP.

New Preferred Stock                     means the  Series C  preferred  stock of
                                        Reorganized  Foamex  International,  the
                                        terms of which  are set forth on Annex A
                                        to  the  Put  Option  Agreement,  to  be
                                        authorized  and, on the Effective  Date,
                                        issued     by     Reorganized     Foamex
                                        International, if at all, only upon Foamex International's exercise of the
                                        Put Option in accordance with the Equity
                                        Commitment Agreement and this Plan in the event the Significant Equityholders do not exercise the Call Option.

Non-Debtor Released Parties             has the  meaning  set  forth in  Article
                                        VIII.K of the Plan.

Ordinary Course                         means Administrative  Claims against the
Administrative Claims                   Debtors that represent  liabilities  (a)
                                        to a  seller  of goods  or  services  on
                                        account of such  seller's  post-petition
                                        provision of goods  and/or  services and
                                        (b) that were otherwise  incurred in the
                                        ordinary   course  of  business  by  the
                                        Debtors.

Other Amended and                       means  (i) with  respect  to each of the
Restated Governing                      Reorganized    Debtors    (other    than
Documents                               Reorganized  Foamex   International  and
                                        FMXI,  Inc.) such  entity's  amended and
                                        restated  certificate of  incorporation,
                                        operating     agreement    or    limited
                                        partnership agreement, as the case may be, and (ii) with respect to FMXI, Inc., the FMXI Conversion Documents, each of which will be in effect on the Effective
                                        Date, and shall be in substantially the form contained in the Plan Supplement.

Other Common Equity                     means  any  options,  warrants  or other
Interests in Foamex                     rights  (other than the Call  Option) to
International                           acquire   Existing   Common   Stock   in
                                        existence  on and  as of  the  Effective
                                        Date.


Other Priority Claim                    means  a  Claim   entitled  to  priority
                                        pursuant   to  section   507(a)  of  the
                                        Bankruptcy      Code     (other     than
                                        Administrative  Claims and  Priority Tax
                                        Claims).

Other Secured Claim                     means any Secured Claim,  other than the
                                        DIP  Financing  Claims  and  the  Senior
                                        Secured Note Claims, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy
                                        Code, the amount of such Claim that is subject to such setoff.


PBGC has the meaning set forth in Article XII of the Plan.

Person means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint
                                        venture,  estate,  trust,   governmental
                                        unit   or  any   political   subdivision
                                        thereof, or any other entity.


Petition Date                           means  September  19, 2005,  the date on
                                        which the Debtors filed their  voluntary
                                        petitions  for  relief   commencing  the
                                        Chapter 11 Cases.

Plan means this Second Amended Plan, as it may be further amended or modified from time to time, together with all addenda, exhibits, schedules or other attachments, if any.

Plan Supplement                         means the  documents  to be  included in
Documents                               the  Plan  Supplement,  including  those
                                        identified in Article X.K of the Plan.

Plan Supplement                         means   the   supplement   to  the  Plan
                                        containing    the    Plan     Supplement
                                        Documents.

Post-Effective Date                     means, collectively, the Existing Common
Common Stock                            Stock and the Additional Common Stock on
                                        and as of the Effective Date.

Post-Petition Interest                  means with respect to:



                                        (a) the Senior Secured Note Base Claims,
                                            accrued    and    unpaid    interest
                                            (including interest on interest that
                                            is   due    and   owing  and unpaid,
                                            compounded semi-annually    on   the
                                            semi-annual interest  payment dates)
                                            pursuant to the Senior Secured Notes
                                            Indenture  from  the  Petition  Date
                                            through     the     Effective   Date
                                            calculated  in the manner set forth,
                                            and at  the  default  rate  provided
                                            for, in section 4.01 of  the  Senior
                                            Secured Notes  Indenture;  provided,
                                            however,  that if Class 3  votes  to
                                            reject  the  Plan,   then  (i)   the
                                            Debtors   and  Reorganized   Debtors
                                            reserve  the  right to  assert  that
                                            any default  interest  paid or to be
                                            paid   in   respect   of  the Senior
                                            Secured Note Principal Claim through
                                            the   Effective  Date shall  reduce,
                                            dollar for dollar, the amount of any
                                            Disputed Senior Secured Note Premium
                                            Claim  that becomes an Allowed Claim
                                            and (ii) there shall be paid, to the
                                            extent Allowed by Final Order of the
                                            Court,  interest  from the  date the
                                            Senior  Secured  Note  Premium Claim
                                            is determined in such Final Order to
                                            have become due and payable  through
                                            the date such Allowed Senior Secured
                                            Note  Premium    Claim    is   paid,
                                            calculated  in the manner set forth,
                                            and  at  the  default rate  provided
                                            for, in section 4.01  of the  Senior
                                            Secured Notes Indenture;

                                        (b) the 2005  Senior  Subordinated  Note
                                            Claims, accrued and unpaid  interest
                                            pursuant    to   the   2005   Senior
                                            Subordinated  Notes  Indenture  from
                                            the  Petition   Date   through   the
                                            Effective  Date  at the default rate
                                            provided  for  in  the  2005  Senior

                                            Subordinated Notes Indenture;

                                        (c) the 2007  Senior  Subordinated  Note
                                            Claims, accrued and unpaid  interest
                                            (including interest on interest that
                                            is   due  and   owing  and   unpaid,
                                            compounded semi-annually    on   the
                                            semi-annual interest  payment dates)
                                            pursuant   to   the    2007   Senior
                                            Subordinated  Notes  Indenture  from
                                            the   Petition   Date  through   the
                                            Effective Date at the  default  rate
                                            provided for in  the   2007   Senior
                                            Subordinated Notes Indenture;

                                        (d)  Other  Secured   Claims,   interest
                                             accruing on such  claims  from  the
                                             Petition Date through the Effective
                                             Date  at the rate set forth in  the
                                             contract    or   other   applicable
                                             document giving rise to such claims
                                             (to  the extent  lawful) or, if the
                                             applicable   instrument  does   not
                                             specify a rate of interest, at  the
                                             Federal Judgment Rate;

                                        (e)   Priority   Tax  Claims,   interest
                                              accruing  from  the Petition  Date
                                              through  the  Effective  Date  (i)
                                              with respect to federal  taxes, at
                                              a  fixed  annual rate equal to the
                                              federal statutory rate as provided
                                              in  26  U.S.C.  ss. 6621, and (ii)
                                              with  respect  to state and  local
                                              taxes,  at   the  Prime  Rate   of
                                              interest   as  in  effect  for the
                                              period to  which  the Priority Tax
                                              Claim  pertains or (iii) in either
                                              case,  as otherwise  agreed to  by
                                              the  holder of such  Priority  Tax
                                              Claim and  the  Debtor  and  which
                                              shall  be reasonably acceptable to
                                              the Significant Equityholders; and

                                        (f) General Unsecured Claims,  interest,
                                            accruing  from  the  Petition   Date
                                            through the Effective  Date  at  the
                                            Federal  Judgment  Rate;   provided,
                                            however, that a holder of an Allowed
                                            General  Unsecured  Claim  may  seek
                                            payment of Post-Petition Interest at
                                            an otherwise  legally required  rate
                                            in  accordance  with  the procedures
                                            set forth in Article  V.D herein.

                                        For the  avoidance  of doubt,  except as
                                        required under applicable non-bankruptcy
                                        law,  Post-Petition Interest will not be
                                        paid    on   the    following    Claims:
                                        Administrative   Expense   Claims,   Fee
                                        Claims, Substantial Contribution Claims and Unliquidated Claims.


Post-Petition Interest Rate             means a notice to be filed by the holder
                                        of an Allowed

Determination Notice                    General  Unsecured  Claim with the Court
                                        and   served  on  the   Debtors  at  the
                                        addresses  set forth in  Article  X.J on
                                        the later of (i) twenty  (20) days after
                                        the  Effective  Date  and  (ii) ten (10)
                                        days after such General  Unsecured Claim
                                        becomes an Allowed Claim requesting that
                                        the Court  establish the applicable rate
                                        of Post-Petition Interest for such Claim
                                        as provided for in subsection (f) of the
                                        definition  of  Post-Petition  Interest.
                                        The    Post-Petition    Interest    Rate
                                        Determination  Notice shall (a) identify
                                        the  Claim  and  the  requested  rate of
                                        interest  applicable  to such  Claim and
                                        (b) attach documentation  supporting the
                                        payment  of such  rate of  interest  for
                                        each   Claim.


Prepetition Indentures                  means, collectively,  the Senior Secured
                                        Notes    Indenture    and   the   Senior
                                        Subordinated  Notes  Indentures.

Prime Rate                              means  the  rate of  interest  published
                                        from  time to time  in The  Wall  Street
                                        Journal, Eastern Edition, and designated as the prime rate.

Priority Tax Claim                      means any Claim  that is  entitled  to a
                                        priority  in  right  of  payment   under
                                        section   502(i)  or  507(a)(8)  of  the
                                        Bankruptcy Code.

pro rata means, with respect to any Claim, at any time, the proportion that the amount of a Claim in a particular Class bears to the aggregate amount of all Claims (including Disputed Claims) in such Class, unless in each case the Plan provides otherwise.

Professional                            means (i) any  professional  employed in
                                        the Chapter 11 Cases pursuant to section
                                        327 or 328 of the Bankruptcy Code or otherwise and (ii) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to
                                        section   503(b)(4)  of  the  Bankruptcy
                                        Code.

Put Option                              means  the  put  option  issued  by  the
                                        Significant Equityholders to the Company
                                        in exchange  for the Put Option  Premium
                                        pursuant to and subject to the terms and
                                        conditions   set  forth  in  the  Equity
                                        Commitment Agreement, which requires the
                                        Significant  Equityholders  to purchase,
                                        upon the  Company's  exercise of the Put
                                        Option,  shares of New  Preferred  Stock
                                        (to be issued on the Effective Date) for
                                        an aggregate purchase price equal to the
                                        Rights    Offering   Amount   less   the
                                        aggregate  amount of  proceeds  actually
                                        received  by the  Company as a result
                                        of the  exercise,  if any,  of Rights by
                                        the    Equityholders    (including   the
                                        Significant Equityholders).

Put Option Agreement                    means the Put Option Agreement among the
                                        Company  and  each  of  the  Significant
                                        Equityholders, substantially in the form attached as Exhibit C to the Equity
                                        Commitment Agreement.

Put Option Conditions                   has the meaning ascribed to such term in
                                        the Equity Commitment Agreement.


Put Option Premium                      means the cost of the Put Option,  which
                                        amount shall not exceed $9.5 million and
                                        shall be payable by Foamex International
                                        to  the  Significant   Equityholders  in
                                        accordance  with the  Equity  Commitment
                                        Agreement and the Rights Offering Order.


reasonably acceptable to                means  reasonably  acceptable to each of
the Significant Equityholders           the Significant  Equityholders  in their
                                        individual reasonable discretion.


Registration Rights                     means the Registration  Rights Agreement
Agreement                               to be entered  into as of the  Effective
                                        Date    between    Reorganized    Foamex
                                        International    and   the   Significant
                                        Equityholders, substantially in the form contained in the Plan Supplement.

Registration Rights                     means the Significant Equityholders that
Participants                            are parties to the  Registration  Rights
                                        Agreement.

Registration Statement                  means the registration statement,  filed
                                        by Foamex  International with the SEC on
                                        Form S-1 and  under the  Securities  Act
                                        relating   to   the   issuance   of  the
                                        Additional Common Stock to be issued in connection with the Rights Offering and the Call Option, as the same may be amended, modified or supplemented from time to time.

Released Parties                        has the  meaning  set  forth in  Article
                                        VIII.K of the Plan.

Reorganized Debtors                     means  the  Debtors,  or any  successors
                                        thereto by merger, consolidation, or otherwise, on and after the Effective
                                        Date.

Reorganized Foamex                      means  Foamex   International   Inc.,  a
International                           Delaware  corporation,  or any successor
                                        thereto by merger, consolidation, or otherwise, on and after the Effective
                                        Date.

Revolving Credit Exit                   means that certain revolving credit exit
                                        facility  to be

Facility entered into with the lender parties thereto and Bank of America, N.A., as administrative agent, for up to $175 million, and all ancillary agreements, substantially in the form contained in the Plan Supplement.

Rights means the rights issued pursuant to the Rights Offering.

Rights Agent                            means  Mellon  Bank,   N.A.  c/o  Mellon
                                        Investor  Services  LLC,  as  the  agent
                                        retained  by  Foamex   International  to
                                        assist in the Rights Offering.

Rights Offering                         means  the  offer  and  sale  by  Foamex
                                        International of Additional Common Stock
                                        pursuant  to  an  SEC-registered  rights
                                        offering  whereby  (i)  each  holder  of
                                        Existing  Common  Stock as of the Rights
                                        Offering  Record  Date  shall be offered
                                        the Right to  purchase up to 2.56 shares
                                        of  Additional  Common  Stock  for  each
                                        share of Existing  Common  Stock held on
                                        such record date, in exchange for a cash
                                        payment equal to the  Additional  Common
                                        Stock   Purchase  Price  and  (ii)  each
                                        holder of Existing Preferred Stock as of
                                        the Rights Offering Record Date shall be
                                        offered  the  Right  to  purchase  up to
                                        255.78 shares of Additional Common Stock
                                        for  each  share of  Existing  Preferred
                                        Stock  held  on  such  record  date,  in
                                        exchange for a Cash payment equal to the
                                        Additional  Common Stock Purchase Price,
                                        each  as  described  more  fully  in the
                                        Equity  Commitment   Agreement  and  the
                                        Registration Statement.

Rights Offering Amount                  means  the gross  proceeds  to be raised
                                        through  the  Rights   Offering,   which
                                        amount  shall  equal   $150.0   million;
                                        provided,  however,  that  in  no  event
                                        shall Reorganized Foamex International's
                                        Cash on its  consolidated  balance sheet
                                        (after giving effect to the payments and
                                        other  transactions  contemplated by the
                                        Plan)  exceed $7.5  million on and as of
                                        the  second   Business   Day  after  the
                                        Effective Date.


Rights Offering                         means a date after the SEC  declares the
Commencement                            Registration   Statement   effective  on
Date                                    which the Rights Offering shall commence
                                        and the Rights shall become exercisable,
                                        which date shall be  selected  by Foamex
                                        International  and  shall be  reasonably
                                        acceptable     to    the     Significant
                                        Equityholders.

Rights Offering Documents               means,   collectively,   the   documents
                                        necessary  for  effectuating  the Rights
                                        Offering, including, without limitation,
                                        the   Registration   Statement  and  any
                                        notices,
                                        subscription forms and other ancillary documents to be sent to Equityholders entitled to participate in the Rights
                                        Offering.


Rights Offering Order                   means that certain order, entered by the
                                        Court on November 27, 2006, which order,
                                        among  other  things,   approved  Foamex
                                        International's  entry  into the  Equity
                                        Commitment     Agreement     and     the
                                        commencement of the Rights Offering as contemplated by the Equity Commitment
                                        Agreement.

Rights Offering Record                  means a date that is three (3)  business
Date                                    days  prior  to  the   Rights   Offering
                                        Commencement Date.

Scheduled                               means,  with  respect  to any  Claim  or
                                        Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

Schedules                               means  the   schedules   of  assets  and
                                        liabilities,   statements  of  financial
                                        affairs, and lists of holders of Claims and Equity Interests filed with the Court by the Debtors, including any amendments, modifications or supplements thereto.


SEC                                     means the United States  Securities  and
                                        Exchange Commission.

Second Lien Term Loan                   means that certain senior secured second
Facility                                lien  term  loan  exit  facility  to  be
                                        entered  into  with the  lender  parties
                                        thereto,  Bank  of  America,   N.A.,  as
                                        administrative agent, and Morgan Stanley
                                        Senior  Funding,  Inc. and Barclays Bank
                                        PLC, as co-syndication agents, for $190 million, and all ancillary agreements, substantially in the form contained in the Plan Supplement.

Secured Claim                           means a Claim  that is secured by a Lien
                                        on Collateral, to the extent of the value (as of the Effective Date or such other date as may be established by the Court) of such Collateral determined by a Final Order of the Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the holder of such Claim.

Securities Act                          means  the  Securities  Act of 1933,  as
                                        amended, and the rules and regulations promulgated thereunder.

Senior Secured Note Base                means $315,139,583.33,  comprised of the
Claim                                   Senior Secured Note Principal Claim plus
                                        accrued  and  unpaid  interest
                                        thereon through the Petition Date.


Senior Secured Note                     means  collectively  the Senior  Secured
Claims                                  Note Base Claim and the  Senior  Secured
                                        Note Premium Claim.

Senior Secured Note                     means a segregated, interest bearing (to
Claims Reserve                          the  extent  funded  with  Cash)  escrow
                                        account to be established by the Debtors
                                        at  a   financial   institution   to  be
                                        selected by the Debtors and  approved by
                                        the   Court   pursuant   to  an   escrow
                                        agreement among the Debtors,  the Senior
                                        Secured Notes Indenture Trustee, and the
                                        financial  institution selected to serve
                                        as the  escrow  agent,  which  agreement
                                        shall be  reasonably  acceptable  to the
                                        parties    thereto,    the   Significant
                                        Equityholders, the Exit Facilities Agent
                                        and counsel to the Ad Hoc  Committee  of
                                        Senior   Secured   Noteholders,   funded
                                        either  with Cash or the Senior  Secured
                                        Notes Letter of Credit, and in an amount to be determined by the Court.

                                        Any Cash deposited in the escrow account
                                        shall be  invested  in either  (i) money
                                        market  funds  consisting  primarily  of
                                        short-term U.S. treasury securities,  or
                                        (ii)   obligations   guaranteed  by  the
                                        United States of America or any agency thereof, at the escrow agent's option.

Senior Secured Note                     means  the Claim of the  Senior  Secured
Premium Claim                           Notes  Indenture  Trustee and the Senior
                                        Secured  Noteholders  for  payment  of a
                                        prepayment,  change of  control or other
                                        similar  premium,  penalty or fee (other
                                        than default  interest)  pursuant to the
                                        terms  of  the  Senior   Secured   Notes
                                        Indenture and the Senior Secured Notes.

Senior Secured Note                     means the adversary proceeding captioned
Premium Claim Litigation                Foamex International Inc. et al. v. U.S.
                                        Bank  National  Ass'n,   solely  in  its
                                        capacity  as  Trustee,   Adv.  Pro.  No.
                                        06-50913(PJW)   filed  by  the   Debtors
                                        against   the   Senior   Secured   Notes
                                        Indenture Trustee seeking, among other things, a declaratory judgment that no prepayment, change of control or other premium, fee or penalty is payable under the Senior Secured Notes Indenture on account of the Plan's treatment of the Senior Secured Note Claims.

Senior Secured Note                     means $7,500,000.00.
Premium Settlement Amount

Senior Secured Note                     means $300,000,000.00.

Principal Claim

Senior Secured                          means  a  holder(s)  of  Senior  Secured
Noteholder(s)                           Notes.


Senior Secured Notes                    means the 10 3/4% Senior  Secured  Notes
                                        due 2009  issued  pursuant to the Senior
                                        Secured Notes Indenture.

Senior Secured Notes                    means  the  payments  of the  reasonable
Adequate Protection                     fees and expenses made by the Debtors to
Professional Payments                   (i) the professionals  engaged by the Ad
                                        Hoc   Committee   of   Senior    Secured
                                        Noteholders  and (ii) the Senior Secured
                                        Notes Indenture Trustee (including its outside counsel) pursuant to paragraph
                                        13(d) of the DIP Order.

Senior Secured Notes                    means   the   Indenture   (as   amended,
Indenture                               supplemented,   restated  or   otherwise
                                        modified) dated as of March 25, 2002, by
                                        and among  Foamex L.P.,  Foamex  Capital
                                        Corporation,  the Guarantors (as defined
                                        therein)   and   U.S.    Bank   National
                                        Association, as indenture trustee.

Senior Secured Notes                    means U.S. Bank National  Association or
Indenture Trustee                       any successor  thereto,  in its capacity
                                        as  the  indenture   trustee  under  the
                                        Senior Secured Notes Indenture.

Senior Secured Notes                    means a letter  of credit  issued  under
Letter of Credit                        the Exit  Facilities  for the account of
                                        the  Reorganized  Debtors  to the escrow
                                        agent in the amount required to fund the
                                        Senior  Secured Note Claims  Reserve and
                                        to secure the  payment,  if any,  of the
                                        Disputed  Senior  Secured  Note  Premium
                                        Claim,  the  terms  of which  letter  of
                                        credit shall be reasonably acceptable to
                                        the Debtors,  the Senior  Secured  Notes
                                        Indenture   Trustee,   the   Significant
                                        Equityholders, the Exit Facilities Agent and counsel to the Ad Hoc Committee of Senior Secured Noteholders.

Senior Subordinated Note                means,  collectively,  the  2005  Senior
Claims                                  Subordinated  Notes  Claim  and the 2007
                                        Senior Subordinated Notes Claim.

Senior Subordinated                     means a holder(s) of Senior Subordinated
Noteholder(s)                           Notes.

Senior Subordinated Notes               means, collectively, (i) the 2005 Senior
                                        Subordinated  Notes  and  (ii)  the 2007
                                        Senior Subordinated Notes.

Senior Subordinated Notes               means, collectively,  the 2005 Indenture
Indenture Trustee                       Trustee and the 2007 Indenture Trustee.

Senior Subordinated Notes               means,  collectively,  the  2005  Senior
Indentures                              Subordinated  Notes  Indenture  and  the
                                        2007    Senior     Subordinated    Notes
                                        Indenture.

Shelf Registration                      has the  meaning  set  forth in  Article
                                        VII.H of the Plan.


Significant Equityholders               means  D. E.  Shaw  Laminar  Portfolios,
                                        L.L.C.,  Sigma Capital Associates,  LLC,
                                        Par  IV  Master  Fund,   Ltd.,   Sunrise
                                        Partners    Limited    Partnership   and
                                        Goldman,   Sachs   &   Co.,   or   their
                                        respective designees that are reasonably acceptable to Foamex International.

Subordination Related Rights            has the  meaning  set  forth in  Article
                                        VIII.D of the Plan.

Substantial Contribution                means  a  claim  by  any   Professional,
Claim                                   Creditor  or  party  in   interest   for
                                        reasonable  compensation for services or
                                        reasonable    expenses    incurred    in
                                        connection with the Chapter 11 Cases pursuant to sections 503(b)(3)(D) or
                                        (b)(4) of the Bankruptcy Code.

Substantive Consolidation               means  the  Confirmation  Order  or such
Order                                   other order of the Court  providing  for
                                        the  substantive  consolidation  of  the
                                        Debtors.

Substantively Consolidated              means  the  Debtors,   as  substantively
Debtors                                 consolidated pursuant to the Substantive
                                        Consolidation Order.

Surviving Debtor                        means the Debtors that are  subsidiaries
Subsidiaries                            of Foamex International and that are not
                                        to  be  dissolved  pursuant  to  Article
                                        VII.M of this Plan.

Unliquidated Claim                      means a timely and  validly  filed proof
                                        of  claim,   disputed  by  the  Debtors,
                                        asserting an  unliquidated or contingent
                                        claim (which claim numbers are set forth
                                        on Schedule A attached  hereto)  against
                                        one  or  more  of  the  Debtors,  to the
                                        extent and on the basis set forth in the
                                        proof of claim,  and to the extent  such
                                        claim  has not  been  disallowed  by the
                                        Court and  remains  unliquidated  and/or
                                        contingent  on and  as of the  Effective
                                        Date,   unless   such   claim  has  been
                                        disallowed   by  the   Court.   For  the
                                        avoidance of doubt,  (i) no Unliquidated
                                        Claim shall be an Allowed Claim or a General Unsecured Claim; (ii) no Claim shall be an Unliquidated Claim unless so identified on Schedule A attached hereto
                                        (which Schedule A may be revised and amended from time to time up to the filing of the Plan Supplement); and
                                        (iii)  each of the Claims  asserted  and
                                        reflected in any consolidated proof of claim (to the extent such consolidated proof of claim is scheduled on Schedule A to the Plan) filed pursuant to paragraph 13 of the Bar Date Order shall be an Unliquidated
                                        Claim.


Unsecured Claim                         means  any  Claim  that is not a Secured
                                        Claim,      Other     Secured     Claim,
                                        Administrative Claim, Priority Tax Claim or Other Priority Claim.

Voting Deadline                         means the date  established by the Court
                                        by which holders of Claims and Interests entitled to vote on this Plan must submit their Ballots.

Voting Record Date                      means the date fixed by the Court in its
                                        order approving the Disclosure Statement as the record date for determining the holders of Claims and Interests entitled to vote to accept or reject this Plan.

     B.   Interpretation, Application of Definitions and Rules of Construction.

     Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meanings assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words "herein," "hereof," and "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                      II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     A.   Introduction.

     All Claims and Equity Interests, except Administrative Claims, Priority Tax Claims, and DIP Financing Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

     A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim or Equity Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Equity Interest in that Class and such Claim or Equity Interest has not been paid, released, or otherwise satisfied prior to the Effective Date.

     1.   Unclassified Claims (not entitled to vote on the Plan).

          (a)  Administrative Claims.

          (b)  Priority Tax Claims.

          (c)  DIP Financing Claims.

     2. Unimpaired Classes of Claims and Interests (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

          (a)  Class 1: Other Priority Claims.

     Class 1 consists of all Other Priority Claims.

          (b)  Class 2: Other Secured Claims.

     Class 2 consists of all Other Secured Claims.

          (c)  Class 4: Senior Subordinated Note Claims.

     Class 4 consists of all Senior Subordinated Note Claims.

          (d)  Class 5: General Unsecured Claims.

     Class 5 consists of all General Unsecured Claims.

          (e)  Class 6: Unliquidated Claims.

     Class 6 consists of all Unliquidated Claims.

          (f)  Class 7: Intercompany Claims.

     Class 7 consists of all Intercompany Claims.

          (g)  Class 8: Equity Interests in Surviving Debtor Subsidiaries.

     Class 8 consists of all Equity Interests in Surviving Debtor Subsidiaries.

          (h)  Class 11: Other Common Equity Interests in Foamex International.

     Class 11  consists  of  all  Other  Common   Equity   Interests  in  Foamex
International.

     3. Impaired Classes of Claims and Equity Interests (entitled to vote on the Plan).

          (a)  Class 3: Senior Secured Note Claims.

     Class 3 consists of all Senior Secured Note Claims.

          (b)  Class 9: Existing Preferred Stock.

     Class 9 consists of all of the Existing Preferred Stock.

          (c)  Class 10: Existing Common Stock.

     Class 10 consists of all of the Existing Common Stock.

                                      III.

                       TREATMENT OF ADMINISTRATIVE CLAIMS
                             AND PRIORITY TAX CLAIMS

     A.   Administrative Claims.

     Except with respect to Administrative Claims that are Fee Claims, each holder of an Allowed Administrative Claim shall receive (a) Cash in an amount equal to the amount of such Allowed Administrative Claim on the later of the Initial Distribution Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, or (b) such other treatment as the Debtors and such holder shall have agreed upon, which treatment shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent; provided, however, that Allowed Ordinary Course Administrative Claims shall be paid in full in the ordinary course of business of the Reorganized Debtors in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

     B.   Bar Date for Administrative Claims.

     The Confirmation Order will establish a bar date for filing applications for the allowance of Administrative Claims (except for Fee Claims, Ordinary Course Administrative Claims, Substantial Contribution Claims and any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code), which date (the "Administrative Claims Bar Date") will be the first business day that is forty-five (45) days after the Confirmation Date. Holders of Administrative Claims, except for Fee Claims, Ordinary Course Administrative Claims, Substantial Contribution Claims and any fees or charges assessed against the Estates under section 1930 of title 28 of the United States Code, not paid prior to the Confirmation Date shall submit requests for payment on or before the Administrative Claims Bar Date or forever be barred from doing so and from receiving payment thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth the Administrative Claims Bar Date and constitute notice of the Administrative Claims Bar Date. The Reorganized Debtors shall have until the Claims Objection Deadline (or such longer period as may be allowed by order of the Court) to review and object to all applications for the allowance of Administrative Claims.

     C.   Fee Claims.

     All requests for compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Confirmation Date shall be filed and served on the Reorganized Debtors and their counsel, the United States Trustee, counsel to the Creditors' Committee, counsel to the Significant Equityholders and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Court, no later than forty-five (45) days after the Confirmation Date. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Fee Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claims must be filed and served on the Reorganized Debtors and their counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by order of the Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

     D.   Substantial Contribution Claims.

     All requests for compensation or reimbursement of Substantial Contribution Claims shall be filed and served on the Reorganized Debtors and their counsel, the United States Trustee, counsel to the Significant Equityholders, counsel to the Exit Facilities Agent and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Court, no later than forty-five (45) days after the Effective Date. Unless such deadline is extended by agreement of the Reorganized Debtors, holders of Substantial Contribution Claims that are required to file and serve applications for final allowance of their Substantial Contribution Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Substantial Contribution Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Substantial Contribution Claims shall be deemed discharged as of the Effective Date. Objections to any Substantial Contribution Claims must be filed and served on the Reorganized Debtors and their counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by the Reorganized Debtors or by order of the Court) after the date on which an application for final allowance of such Substantial Contribution Claims was filed and served.

     E.   Priority Tax Claims.

     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, which shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent, or the Court has previously ordered otherwise, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors (a) Cash in an amount equal to such Allowed Priority Tax Claim plus Post-Petition Interest on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, deferred Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim plus Post-Petition Interest, plus interest on such aggregate amount over such period at the same rate as such Post-Petition Interest. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business without Post-Petition Interest, in accordance with the terms thereof.

     F.   DIP Financing Claims.

     On the Effective Date, except to the extent that the holders of the DIP Financing Claims and the Debtors agree to a different treatment, which shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent, the holders of the DIP Financing Claims, or their designees, shall receive payment in full in Cash of all DIP Financing Claims in full and final satisfaction thereof other than the obligations under the indemnity and other provisions of the DIP Credit Facilities that by their terms survive the termination of the DIP Credit Facilities.

                                      IV.

                             TREATMENT OF CLAIMS AND
                                EQUITY INTERESTS

     A.   Class 1 -- Other Priority Claims.

          1.   Distributions.

     Except to the extent that a holder of an Allowed Other Priority Claim and the Debtors agree to a different treatment, which shall be reasonably acceptable to the

Significant Equityholders and the Exit Facilities Agent, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Claim, payment in full in Cash in an amount equal to such Allowed Other Priority Claim plus Post-Petition Interest on or as soon as practicable after the later of the Initial Distribution Date and the date when such Other Priority Claim becomes an Allowed Other Priority Claim. All Allowed Other Priority Claims which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors in the ordinary course of business in accordance with the terms thereof.

          2.   Impairment and Voting.

     Class 1 is unimpaired under the Plan. Holders of Allowed Other Priority Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     B.   Class 2 -- Other Secured Claims.

          1.   Distributions.

     Except to the extent that a holder of an Allowed Other Secured Claim and the Debtors agree to a different treatment, which shall be reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent, at the sole option of the Debtors, in full and final satisfaction of such Claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or to receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim plus Post-Petition Interest in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Initial Distribution Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim plus Post-Petition Interest in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Initial Distribution Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

          2.   Impairment and Voting.

     Class 2 is unimpaired under the Plan. The holders of Allowed Other Secured Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     C.   Class 3 -- Senior Secured Note Claims.

          1. Allowance and Treatment of Senior Secured Note Claims if Class 3 Votes to Accept the Plan.

               (a)  Allowance of Senior Secured Note Base Claim.

     If Class 3 votes to accept the Plan, the Senior Secured Note Base Claim plus Post-Petition Interest shall be Allowed.

               (b)  Settlement  and  Allowance  of Senior  Secured  Note Premium
                    Claim.

     If Class 3 votes to accept the Plan, as part of the settlement among the Debtors, the Significant Equityholders, the Ad Hoc Committee of Senior Secured Noteholders and the Senior Secured Notes Indenture Trustee and pursuant to Bankruptcy Rule 9019, (i) the Senior Secured Note Premium Claim shall no longer be Disputed and instead shall be Allowed in an amount equal to the Senior Secured Note Premium Settlement Amount and (ii) the Debtors shall take all steps necessary to dismiss, with prejudice, the Senior Secured Note Premium Claim Litigation.

               (c)  Distributions.

     If Class 3 votes to accept the Plan, on the Initial Distribution Date, in full and final satisfaction and settlement of the Senior Secured Note Claims, each holder of an Allowed Senior Secured Note Claim shall receive, in addition to any deemed receipt of its pro rata share of the Senior Secured Notes Adequate Protection Professional Payments, Cash in an amount equal to such holder's Allowed Senior Secured Note Base Claim plus Post-Petition Interest and such holder's pro rata share of the Senior Secured Note Premium Settlement Amount.

          2. Allowance and Treatment of Senior Secured Note Claims if Class 3 Votes to Reject the Plan.


               (a)  Allowance   of   Senior   Secured   Note   Base   Claim  and
                    Distribution.

     If Class 3 votes to reject the Plan, the Senior Secured Note Base Claim plus Post-Petition Interest shall be deemed Allowed.

     If Class 3 votes to reject the Plan, on the Initial Distribution Date, in full and final satisfaction of the Senior Secured Note Base Claim, each holder of an Allowed Senior Secured Note Base Claim shall receive, in addition to any deemed receipt of its pro rata share of the Senior Secured Notes Adequate Protection Professional Payments, Cash in an amount equal to such holder's Allowed Senior Secured Note Base Claim plus Post-Petition Interest.

               (b)  Disputed Senior Secured Note Premium Claim.

     If Class 3 votes to reject the Plan, the Senior Secured Note Premium Claim shall be Disputed. On the Initial Distribution Date, the Debtors shall establish the Senior Secured Note Claims Reserve, which shall initially be funded with Cash or the Senior Secured Notes Letter of Credit in an amount to be determined by the Court at or prior to the Confirmation Hearing.

               (c)  Distributions from the Senior Secured Note Claims Reserve.

     If Class 3 votes to reject the Plan, on the date on which the Senior Secured Note Premium Claim is Allowed by Final Order, or as soon as practicable thereafter, the full Allowed amount of the Senior Secured Note Premium Claim shall be paid in full in Cash with the Cash deposited in the Senior Secured Note Claim Reserve or from proceeds of the Senior Secured Notes Letter of Credit, as applicable. If the amount of Cash on deposit in the Senior Secured Note Claim Reserve or the proceeds of the Senior Secured Notes Letter of Credit is insufficient to make the required payments, then the Reorganized Debtors will pay Cash to the Senior Secured Note Indenture Trustee in an amount necessary to satisfy any such shortfall. Any residual amount remaining in the Senior Secured Note Claims Reserve after payment of the Allowed amount, if any, of the Senior Secured Note Premium Claim and any other required payments to be made by such Final Order or under the escrow agreement shall be returned to the Reorganized Debtors, and any unused portion of the Senior Secured Notes Letter of Credit shall not be drawn and the Senior Secured Notes Letter of Credit shall be canceled.

     If Class 3 votes to reject the Plan and if the Senior Secured Note Premium Claim is disallowed by Final Order, then the amount remaining in the Senior Secured Note Claim Reserve after making any payments required to be made by such Final Order or under the escrow agreement shall be returned to the Reorganized Debtors, and the Senior Secured Notes Letter of Credit shall be canceled, as applicable, as soon as practicable following such disallowance.

          3.   Impairment and Voting.

     Class 3 is Impaired under the Plan. The holders of Senior Secured Note Claims are entitled to vote to accept or reject the Plan.

     D.   Class 4 -- Senior Subordinated Note Claims.

          1.   Allowance of Senior Subordinated Note Claims and Distributions.

     The Senior Subordinated Note Claims shall be deemed Allowed in the aggregate amount of $208,150,130.55 which includes accrued and unpaid interest (at the applicable contract rate) on such Senior Subordinated Note Claims relating to the period up to but not including the Petition Date.

     On the Initial Distribution Date, in full and final satisfaction of such Claims, each holder of an Allowed Senior Subordinated Notes Claim shall receive Cash in an amount equal to such holders' Allowed Senior Subordinated Notes Claim plus Post-Petition Interest.

          2.   Impairment and Voting.

     Class 4 is unimpaired under the Plan. The holders of Allowed Senior Subordinated Note Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     E.   Class 5 -- General Unsecured Claims.

          1.   Distributions.

     On the later of the Initial Distribution Date or the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, or as soon as practicable thereafter, in full and final satisfaction of such Claim, each holder of an Allowed General Unsecured Claim will receive Cash in amount equal to such holder's Allowed General Unsecured Claim plus Post-Petition Interest. To the extent that insurance is available to satisfy an Allowed General Unsecured Claim, such Allowed General Unsecured Claim shall be paid in the ordinary course of the Reorganized Debtors' business to the extent of such insurance, without the need for Court approval, at such time as such claim becomes liquidated and the insurance proceeds of the insurance therefor become available.

          2.   Impairment and Voting.

     Class 5 is unimpaired under the Plan. Each holder of an Allowed General Unsecured Claim is presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

     F.   Class 6 -- Unliquidated Claims.

          1.   Distributions.

     All Unliquidated Claims are Disputed Claims and shall be liquidated, determined and satisfied (to the extent required) in the ordinary course of business by the Reorganized Debtors, without need for Court approval, including, where applicable, through access to available insurance. Holders of Unliquidated Claims that are liquidated, determined and satisfied in the ordinary course of business by the Reorganized Debtors shall be entitled to (and shall receive payment of) interest on such Claim solely to the extent provided for under applicable non-bankruptcy law.

          2.   Impairment and Voting.

     Class  6  is  unimpaired   under  the  Plan.  Each  holder  of  an  Allowed
Unliquidated Claim is presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

     On and after the Effective Date, holders of Unliquidated Claims may commence or continue any action, prosecute such action to judgment or settlement and/or pursue any such Unliquidated Claims, each solely to the extent and on the basis set forth in a timely and validly filed proof of claim, without prejudice to any defense, right of offset or other rights, claims or counterclaims available or belonging to the Reorganized Debtors.

     G.   Class 7 --Intercompany Claims.

          1.   Distributions.

     All Intercompany Claims will remain outstanding and shall not be discharged by this Plan or the Confirmation Order, but shall instead be liquidated, determined and satisfied in accordance, and in a manner consistent, with the Debtors' historical practices as if the Chapter 11 Cases had not been commenced.

          2.   Impairment and Voting.

     Class 7 is unimpaired under the Plan. Holders of Intercompany Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     H.   Class 8 -- Equity Interests in Surviving Debtor Subsidiaries.

          1.   Distribution.

     The holders of Equity Interests in Surviving Debtor Subsidiaries shall retain such Equity Interests.

          2.   Impairment and Voting.

     Class 8 is unimpaired under the Plan. The holders of Equity Interests in Surviving Debtor Subsidiaries are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

     I.   Class 9 --Existing Preferred Stock.

          1.   Distributions.

     Each share of Existing Preferred Stock in Foamex International to the extent still outstanding immediately prior to the Effective Date shall be converted into 100 shares of Additional Common Stock on the Effective Date and shall receive the treatment accorded to the holders of Existing Common Stock in Class 10.

          2.   Impairment and Voting.

     Class 9 is Impaired under the Plan. The holder(s) of Existing Preferred Stock is entitled to vote to accept or reject the Plan.

     J.   Class 10 -- Existing Common Stock.

          1.   Distributions.

     Existing Common Stock in Foamex International shall remain outstanding after the Effective Date (and become common stock of Reorganized Foamex International on the Effective Date), subject to dilution as a result of the issuance, of any Additional Common Stock.

          2.   Impairment and Voting.

     Class 10 is Impaired. The holders of Existing Common Stock are entitled to vote to accept or reject the Plan.

     K.   Class 11 -- Other Common Equity Interests In Foamex International.

          1.   Distributions.

     The holders of Other Common Equity Interests in Foamex International shall retain such Interests.

          2.   Impairment and Voting.

     Class 11 is unimpaired under the Plan. The holders of Other Common Equity Interests in Foamex International are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                                       V.

            PROVISIONS REGARDING VOTING, DISTRIBUTIONS, AND TREATMENT
             OF DISPUTED, CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
                  EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS

     A.   Voting on Plan.

     Each holder of Class 3 Senior Secured Note Claims, Class 9 Existing Preferred Stock and Class 10 Existing Common Stock shall be entitled to vote to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order(s) of the Court.

     B.   Distributions.

          1.   Allowed Claims.

               (a)  Delivery of Distributions.

     Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Senior Secured Note Claims, Allowed Senior Subordinated Note Claims, Allowed General Unsecured Claims, Allowed Unliquidated Claims at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 on or prior to the Voting Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address). Distributions on account of the Allowed Senior Secured Note Claims and Senior Subordinated Note Claims shall be made initially to their respective Indenture Trustees who shall, in turn, make the distributions to the holders of Allowed Senior Secured Note Claims and Allowed Senior Subordinated Note Claims, as the case may be.

               (b)  Distribution of Cash.

     Any payment of Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by
(i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

               (c)  Fractional Cents.

     Any other provision of this Plan to the contrary notwithstanding, no payment of fractions of cents will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

               (d)  Unclaimed Distributions.

     Any Distribution of Cash under the Plan to the holder of an Allowed Claim which remains unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan shall be transferred to and become property of the Reorganized Debtors notwithstanding state or other escheat or similar laws to the contrary, and any and all entitlement by the holder of such Claim to such Distribution shall be extinguished and forever barred.

               (e)  Saturdays, Sundays, or Legal Holidays.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

               (f) Distributions to Holders of Allowed Claims as of the Voting Record Date.

     As of the close of business on the Voting Record Date, the Claims register shall be closed, and there shall be no further changes in the record holders of any Claims. The Debtors and the Reorganized Debtors shall have no obligation to recognize any Claim filed or transfer of any Claims occurring after the Voting Record Date. The Debtors and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the Claims register as of the close of business on the Voting Record Date. Notwithstanding the foregoing, the record date for distributions to be made by the Indenture Trustees to the holders of the Senior Secured Notes, the 2005 Senior Subordinated Notes and the 2007 Senior Subordinated Notes shall be the Effective Date.

     C.   Objections to and Resolution of Claims.

          1.   Objections to and Resolution of Administrative Claims and Claims.

     The Reorganized Debtors shall have the exclusive right to make and to file objections to, or otherwise contest the allowance of, Administrative Claims (other than Fee Claims) and Claims subsequent to the Effective Date. Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Administrative Claims and Claims (other than Unliquidated Claims) shall be filed and served upon the holders of the Administrative Claims or Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline. Objections to Fee Claims shall be filed and served within thirty (30) days (or such longer period as may be allowed by order of the Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

     Objections to, or other proceedings contesting the allowance of, Administrative Claims and Claims may be litigated to judgment, settled or withdrawn, in the Reorganized Debtors' sole discretion. The Debtors may settle any such objections or proceedings without Court approval. Notwithstanding anything herein to the contrary, no objections shall be required to be filed with respect to any Unliquidated Claims, which shall be liquidated, determined and satisfied in the ordinary course of business by the Reorganized Debtors as provided for herein.

     Except as otherwise expressly provided herein with respect to the Senior Secured Note Claims Reserve, the Debtors shall not establish reserves for the payment of Disputed Claims or Unliquidated Claims.

     D.   Procedure for Resolution of Post-Petition Interest Disputes.

     On the later of the Initial Distribution Date or the date on which a General Unsecured Claim becomes an Allowed General Unsecured Claim, or as soon as practicable thereafter, the Reorganized Debtors shall pay the Allowed amount of such General Unsecured Claim plus Post-Petition Interest at the Federal Judgment Rate. To the extent any holder of an Allowed Class 5 General Unsecured Claim believes that it is entitled to Post-Petition Interest at an interest rate other than the Federal Judgment Rate, the holder of such Allowed General Unsecured Claim must timely file and serve on the Debtors at the addresses set forth in Article X.J below a Post-Petition Interest Rate Determination Notice by the later of (i) twenty (20) days after the Effective Date and (ii) ten (10) days after such General Unsecured Claim becomes an Allowed Claim. The Debtors or Reorganized Debtors, as applicable, will have the opportunity to review and dispute the Post-Petition Interest Rate Determination Notice and shall file any objection to the Post-Petition Interest Rate Determination Notice no later than sixty (60) days after the receipt of such notice. In objecting to the Post-Petition Interest Rate Determination Notice, the Debtors or Reorganized Debtors, as applicable, may assert that the holder of the Claim that filed the Post-Petition Interest Rate Determination Notice is entitled to no Post-Petition Interest under applicable law, and the Court may find that no Post-Petition
Interest is required and order that none shall be paid on account of such Allowed General Unsecured Claim.

     If the Debtors or Reorganized Debtors, as applicable, determine that the interest rate asserted in the Post-Petition Interest Rate Determination Notice is appropriate, the Debtors may file a certificate of no objection at any time with respect to such notice and pay Post-Petition Interest at the rate requested in the Post-Petition Interest Rate Determination Notice. No hearing is required by the Court with respect to any Post-Petition Interest Rate Determination Notice for which a certificate of no objection is filed or for which the Debtors or Reorganized Debtors, as applicable, do not file a timely objection.

     If the Debtors or Reorganized Debtors, as applicable, file an objection to the Post-Petition Interest Rate Determination and no stipulation or agreement is reached with respect to the appropriate rate of Post-Petition Interest for such Allowed General Unsecured Claim, the Debtors or Reorganized Debtors, as applicable, may ask the Court to schedule a hearing on the particular Post-Petition Interest Rate Determination Notice and the related objection at an appropriate time.

     The Debtors or Reorganized Debtors, as applicable, and the holder of the Allowed General Unsecured Claim that filed the Post-Petition Interest Rate Determination Notice at any time may enter into a stipulation or agreement as to the appropriate rate of Post-Petition Interest with respect to such Allowed Claim, without further action of the Court.

     In no event shall a holder of a General Unsecured Claim be entitled to any interest on such Claim from and after the Effective Date, including, without limitation, interest on any amounts payable by the Reorganized Debtors upon the resolution of any Post-Petition Interest Rate Determination Notice.

     E.   Estimation.

     The Debtors or the Reorganized Debtors, as the case may be, may at any time request that the Court estimate, subject to 28 U.S.C. ss. 157, any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim. The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim. In the event that the Court estimates any Disputed Claim, such estimated amount may constitute either
(a) the Allowed amount of such Claim, (b) the estimate to be used by the Debtors in calculating potential Distributions under the Plan, or (c) a maximum limitation on such Claim, as determined by the Court. In the case of Unliquidated Claims arising from personal injury tort or wrongful death actions, the Court may estimate such Claims for the purpose of confirming a plan of reorganization. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors may elect to object to ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

     F.   Administrative Claims of Indenture Trustees.

     Solely to the extent permitted and provided for under the Prepetition Indentures, in addition to any other Administrative Claim that may be filed by the Indenture Trustees pursuant to the provisions set forth herein, the Senior Secured Notes Indenture Trustee and the Senior Subordinated Notes Indenture Trustee shall have an Allowed Administrative Claim in an amount equal to such Indenture Trustee's Indenture Trustee Expenses. If the Debtors or the Reorganized Debtors dispute the reasonableness of any such Indenture Trustee's Indenture Trustee Expenses, the Debtors or the Reorganized Debtors or such affected Indenture Trustee may submit such dispute to the Court for a determination of the reasonableness or amount of such Indenture Trustee Expenses and the disputed portion of such Indenture Trustee's Indenture Trustee Expenses shall not be paid until the dispute is resolved. The undisputed portion of such Indenture Trustee's Indenture Trustee Expenses shall be paid as provided herein. An Indenture Trustee shall not be entitled to payment of or the assertion of its Indenture Trustee Charging Lien for any disputed Indenture Trustee Expenses to the extent the Court determines that such Indenture Trustee Expenses are unreasonable or not otherwise payable under the terms of the applicable Prepetition Indenture. Nothing contained herein shall affect the right of an Indenture Trustee from asserting their respective Indenture Trustee Charging Lien, to the extent applicable under the terms of the respective Prepetition Indenture, provided, however, that upon the full payment of such Indenture Trustee's Indenture Trustee Expenses, such Indenture Trustee's Indenture Trustee Charging Lien shall be deemed released and discharged in full.

     G.   Cancelation and Surrender of Existing Securities and Agreements.

     Notwithstanding  any  other  provision  of the  Plan  and  except  for  DIP
Financing Claims, Intercompany Claims, Existing Common Stock, Other Common Equity Interests in Foamex International and Equity Interests in Surviving
Debtor Subsidiaries, on the Effective Date, any promissory note, other instrument or security evidencing a Claim or Equity Interest shall be deemed canceled, provided, however, that the Senior Secured Notes Indenture and the Senior Subordinated Notes Indentures shall continue to survive and be in full force and effect for the sole purposes of making distributions under the Plan, any Indenture Trustee Charging Lien asserted thereunder and, if Class 3 votes to reject the Plan, prosecution or defense of the Senior Secured Note Premium Claim Litigation.

     H.   Nonconsensual Confirmation.

     If at least one (1) Class of Claims or Interests that is Impaired under the Plan votes to reject the Plan, the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code. In addition, if Class 3 votes to reject the Plan, the Debtors may alternatively seek to have the Court determine that the treatment accorded Class 3 in such circumstance renders Class 3 unimpaired.

                                      VI.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

     Solely in connection with Distributions to be made on the Initial Distribution Date to the holders of Allowed Claims which are Allowed as of such date, the Plan is predicated upon, and it is a condition precedent to confirmation of the Plan, that the Court provide in the Substantive Consolidation Order for the substantive consolidation of the Chapter 11 Cases of the Debtors into a single Chapter 11 Case for purposes of this Plan and the Distributions hereunder. To the extent a Claim (including any Disputed Claim) becomes an Allowed Claim or an Unliquidated Claim is liquidated in accordance with the provisions of the Plan after the Initial Distribution Date, such Claim shall be satisfied in accordance with the provisions of the Plan by the Debtor (or Debtors) against whom such Claim is asserted; provided, however, that the Debtors, at their sole discretion, may satisfy such Claim in any other manner they deem reasonable so long as the treatment of such Claim is otherwise in accordance with the provisions of the Plan.

     Pursuant to such Substantive Consolidation Order (i) all assets and liabilities of the Substantively Consolidated Debtors will be deemed to be merged solely for purposes of this Plan and Distributions to be made hereunder on the Initial Distribution Date, (ii) the obligations of each Debtor will be deemed to be the obligation of the Substantively Consolidated Debtors solely for purposes of this Plan and Distributions hereunder, (iii) any Claims filed or to be filed in connection with any such obligations will be deemed Claims against the Substantively Consolidated Debtors,

(iv) each Claim filed in the Chapter 11 Case of any Debtor will be deemed filed against the Debtors in the consolidated Chapter 11 Cases in accordance with the substantive consolidation of the assets and liabilities of the Debtors, (v) all transfers, disbursements and distributions made by any Debtor hereunder will be deemed to be made by the Substantively Consolidated Debtors, and (vi) all guarantees of the Debtors of the obligations of any other Debtors shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the Substantively Consolidated Debtors. Holders of Allowed Claims in each Class shall be entitled to their share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim. Such substantive consolidation shall not affect (a) the legal and corporate structure of the Reorganized Debtors or (b) other pre- and post-Petition Date guarantees that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been, or will hereunder be, assumed, (ii) pursuant to the express terms of the Plan, or (iii) in connection with the Exit Facilities. The substantive consolidation proposed herein shall not affect each Debtor's obligation to file the necessary operating reports and pay any required fees pursuant to 28 U.S.C. ss. 1930(a)(6). Such obligations shall continue until an order is entered closing, dismissing or converting each such Debtor's Chapter 11 Case.

     Unless the Court has approved the substantive consolidation of the Estates by a prior order, the Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Estates. If no objection to substantive consolidation is timely filed and served, then the Substantive Consolidation Order may be entered by the Court. If any such objection(s) is timely filed and served, a hearing with respect to the substantive consolidation of the Estates and the objections thereto shall be scheduled by the Court, which hearing may coincide with the Confirmation Hearing.

                                      VII.

                   PROVISIONS REGARDING IMPLEMENTATION OF PLAN

     A.   Exit Facilities.

     On or prior to the Effective Date, the Debtors shall have closed on the Exit Facilities. The amounts borrowed under the Exit Facilities shall be used to make the required Distributions under the Plan (and, if Class 3 votes to reject the Plan, to fund the Senior Secured Note Claims Reserve or post the Senior Secured Notes Letter of Credit), to satisfy certain plan-related expenses and to fund the Reorganized Debtors' working capital needs.

     B.   Rights Offering.

     As authorized by the Rights Offering Order, prior to Confirmation, Foamex International shall conduct a Rights Offering to generate gross proceeds of $150 million, subject to the terms and conditions set forth in the Equity Commitment

Agreement. Pursuant to the Rights Offering, (i) each holder of Existing Common Stock on the Rights Offering Record Date will be offered the Right to purchase up to 2.56 shares of Additional Common Stock for each share of Existing Common Stock held by such holder of Existing Common Stock on the Rights Offering Record Date, in exchange for a Cash payment equal to the Additional Common Stock Purchase Price for each share of Additional Common Stock and (ii) each holder of Existing Preferred Stock on the Rights Offering Record Date will be offered the Right to purchase up to 255.78 shares of Additional Common Stock for each share of Existing Preferred Stock held by such holder of Existing Preferred Stock on the Rights Offering Record Date, in exchange for a Cash payment equal to the Additional Common Stock Purchase Price for each share of Additional Common Stock. All Additional Common Stock issued in connection with the exercise of Rights pursuant to the Rights Offering shall be issued on the Effective Date.

     C.   Put Option.

     To ensure that the Debtors raise sufficient funds to effectuate the Plan, in the event that not all of the shares of Additional Common Stock offered through the Rights Offering are subscribed and paid for in full, Foamex International has entered into the Equity Commitment Agreement and the Put Option Agreement with the Significant Equityholders pursuant to which, among other things, the Significant Equityholders have committed to purchase New Preferred Stock under the Put Option, if exercised, for an aggregate purchase price equal to the Rights Offering Amount less the aggregate amount of proceeds to be received by Foamex International as a result of the exercise of Rights. If the Significant Equityholders exercise the Call Option, however, the Put Option will expire unexercised and the Significant Equityholders will not be obligated to purchase the New Preferred Stock. If it does not expire sooner, the Put Option will expire on the earliest of (i) the Effective Date, and (ii) February 28, 2007. Any New Preferred Stock issued in connection with the Put Option shall be issued on the Effective Date.

     D.   Call Option.

     Pursuant to the Plan, and as more specifically set forth in the Call Option Agreement included in the Plan Supplement, the Company shall sell, and each of the Significant Equityholders shall purchase, on or prior to the Effective Date, the Call Option for an aggregate purchase price equal to the Call Option Premium, requiring Foamex International to sell, upon the exercise of the Call Option by the Significant Equityholders, shares of the Additional Common Stock at a per share price equal to the Additional Common Stock Purchase Price for each Right that is not subscribed and paid for in full by the Equityholders as of the Expiration Time, up to a maximum aggregate purchase price equal to the Rights Offering Amount less the aggregate amount of proceeds to be received by Foamex International as a result of the exercise of Rights. If the Significant Equityholders exercise and fulfill their obligations under the Call Option, the Put Option shall automatically terminate and the Significant Equityholders will not be obligated to purchase the New Preferred Stock. Any Additional Common Stock to be issued under the Plan pursuant to the Call Option shall be issued on the Effective Date.

     E.   Use of Rights Offering Proceeds.

     Reorganized Foamex International shall utilize the proceeds from the sale of Additional Common Stock and the New Preferred Stock, if any, (a) first, to pay the expenses of the Rights Offering and to pay the balance of the Put Option Premium that becomes due and payable on the Effective Date and (b) second, the net proceeds remaining will be contributed by Reorganized Foamex International to Foamex L.P., its primary operating subsidiary, to fund required payments under the Plan and to fund Foamex L.P.'s working capital requirements on and after the Effective Date.

     F.   Securities to be Issued Pursuant to the Plan.

          1.   Rights.

     On the Rights Offering Commencement Date, which may occur prior to Confirmation, Foamex International shall issue the Rights to the Equityholders who hold Existing Common Stock and Existing Preferred Stock as of the Rights Offering Record Date.

          2.   Additional Common Stock.

     On or before the Effective Date, Reorganized Foamex International shall authorize the issuance of Additional Common Stock to be issued on or after the Effective Date, which shall be sufficient to effectuate the issuance of such Additional Common Stock pursuant to the Rights Offering on the Effective Date, the exercise and settlement of the Call Option (to the extent exercised) on the Effective Date, the conversion of any outstanding Existing Preferred Stock as provided for in the Plan, the Management Incentive Plan, the KERP and the exercise of Other Common Equity Interests in Foamex International outstanding on and as of the Effective Date without further act or action under applicable law, regulation, rule or order.

     Reorganized Foamex International shall use its reasonable best efforts to maintain one or more market makers for the Post-Effective Date Common Stock that will facilitate trading of the Post-Effective Date Common Stock over the counter.

          3.   New Preferred Stock.

     On or prior to the Effective Date, in connection with the Put Option, if Foamex International exercises the Put Option and all conditions precedent set forth in the Equity Commitment Agreement are satisfied, including, without limitation, the expiration without exercise of the Call Option, then Reorganized Foamex International shall authorize and, on the Effective Date, issue the New Preferred Stock to the Significant Equityholders in accordance with the terms of the Equity Commitment Agreement without further act or action under applicable law, regulation, rule or order.

     G.   Filing of Form 15.

     It is anticipated that after the issuance of the Additional Common Stock there will be fewer than 300 holders of record of the Common Stock. After the Effective Date, Reorganized Foamex International may determine to file a Form 15 with the SEC terminating its periodic filing requirements pursuant to the Securities Exchange Act of 1934, as amended, to the extent legally practicable.

     H.   Registration Rights Agreement.

     On or prior to the Effective Date, the Reorganized Debtors shall enter into the Registration Rights Agreement with the Registration Rights Participants. The Registration Rights Agreement shall, among other things, provide:

     (i) such Registration Rights Participants with two demand registration rights and unlimited piggy-back registration rights (provided that (a) no demand shall qualify as such unless made by the holders of at least 25% of the aggregate number of outstanding shares of Additional Common Stock issued under the Rights Offering and, if exercised, the Call Option, and unless at least 25% of such aggregate number of outstanding shares shall be included to be sold in each registration statement and (b) no such piggyback registration rights shall be applicable with respect to any filing by Reorganized Foamex International of a registration statement on Forms S-4 or S-8, or any successor forms thereto) with respect to any such Additional Common Stock held by such Registration Rights Participants on customary and reasonable terms; and

     (ii) that (a) at such time as Reorganized Foamex International is eligible to effect a registration on Form S-3 (or any successor form), within sixty (60) days after the request of any Registration Rights Participant or group thereof which holds at least 25% of the aggregate number of outstanding shares of Additional Common Stock issued under the Rights Offering and, if exercised, the Call Option, Reorganized Foamex International shall prepare and file, and shall use its reasonable best efforts to have declared effective as soon as practicable thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of any such shares of Additional Common Stock held by the Registration Rights Participants (the "Shelf Registration"); and
          (b) Reorganized Foamex International shall keep the Shelf Registration effective for a period ending on the earlier of (I) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the SEC, (II) the date such Additional Common Stock has been disposed of pursuant to an effective registration statement, (III) the date such Additional Common Stock has been disposed of

          (x) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (y) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which such Additional Common Stock is thereafter freely transferable without restriction under the Securities Act, and
          (IV) the date such Additional Common Stock ceases to be outstanding.

     Reorganized Foamex International shall pay all fees and expenses for any demand registration (including, without limitation, the reasonable fees and expenses of one special counsel for the Registration Rights Participants). The managing underwriter of any public offering effected pursuant to a demand registration will be selected by Reorganized Foamex International. The selling stockholders shall pay for their respective internal costs and expenses related to any piggyback registration in which they participate. The terms of the Registration Rights Agreement may be modified by agreement of Reorganized Foamex International and the Registration Rights Participants without further order of the Court.

     I.   Corporate Governance and Management of the Reorganized Debtors.

          1.   The Initial Boards of Directors.

     The Significant Equityholders shall have the right, but not the obligation in their capacities as holders of Post-Effective Date Common Stock, to nominate four (4) members of Reorganized Foamex International's board of directors. In addition to the Significant Equityholders' four (4) nominees, there shall be one
(1) independent director. Reorganized Foamex International's chief executive officer and its general counsel shall also serve on the board of directors; provided that if the Post-Effective Date Common Stock is listed on a national securities exchange, the number of directors and/or composition of the board of directors may be revised as required under the applicable rules of the relevant stock exchange.

     Subject to Reorganized Foamex International's Amended and Restated By-laws relating to the filling of vacancies, if any, on the board of directors, the members of the board of directors as constituted on the Effective Date will continue to serve at least until the first annual meeting of stockholders after the Effective Date, which meeting shall not take place until at least twelve
(12) months after the Effective Date.

     The identities, affiliations and the amount of compensation of the designees shall be disclosed in the Plan Supplement. The members of the initial boards of directors or equivalent governing bodies of the Surviving Debtor Subsidiaries shall be selected by the initial board of directors of Reorganized Foamex International and shall consist, at least in part, of officers and directors of Reorganized Foamex International. The directors of each Debtor on the day immediately preceding the Effective Date that are not otherwise appointed as members of the initial board of directors or the equivalent governing body for the corresponding Reorganized Debtor shall be deemed to have resigned from the board of directors of such Debtor as of the Effective Date.

          2.   Management of Reorganized Debtors.

     The officers of the Reorganized Debtors shall be substantially the same as the officers of the Debtors on the date of the Equity Commitment Agreement. The Reorganized Debtors' officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law, as the case may be. The Debtors will disclose the terms of such employment agreements in the Plan Supplement.

          3.   Amended and Restated  Certificate of  Incorporation,  Amended and
               Restated  By-Laws  and  Other  Amended  and  Restated   Governing
               Documents.

     The adoption of the Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Other Amended and Restated Governing Documents shall be deemed to have occurred and be effective as of the Effective Date without any further action by the directors, stockholders, partners or members (as the case may be) of the Debtors or Reorganized Debtors. The Amended and Restated Certificate of Incorporation shall be in form and substance reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent and will, among other things, contain appropriate provisions (i) governing the authorization of (x) the shares of New Preferred Stock, if any, to be issued and outstanding on the Effective Date and (y) the Additional Common Stock, and (ii) prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Each of the Other Amended and Restated Governing Documents shall be in form and substance reasonably acceptable to the Significant Equityholders and the Exit Facilities Agent and shall, among other things, contain appropriate provisions prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. On or prior to the Effective Date, the Debtors will, if required by applicable state law, file with the Secretary of State of the appropriate jurisdiction the Amended and Restated Certificate of Incorporation and Other Amended and Restated Governing Documents.

     In addition, the Amended and Restated Certificate of Incorporation of Reorganized Foamex International shall include provisions with respect to any "Business Combination" (as defined in Foamex International's current Restated Certificate of Incorporation) with or into any "Related Person" (as so defined) requiring that the consideration received by the other shareholders in connection with such Business Combination (as so defined) is at "fair value" as determined by the "unrelated director(s)" (who shall have authority, but not the obligation, to engage independent counsel and independent bankers at Reorganized Foamex International's expense, subject to a budget which shall be reasonably acceptable to Reorganized Foamex's board of directors, as a whole, for purposes of such determination).

     On the Effective Date, the Rights Agreement between Foamex International and Mellon Investor Services LLC, dated as of August 5, 2004, and amended thereafter, shall be terminated.

     J.   Reorganized Debtors' Management Incentive Plan.

     On the Effective Date, the Management Incentive Plan shall become effective. Such plan shall be on the terms to be described generally in the Plan Supplement with more specific terms to be approved by the board of directors of Reorganized Foamex International within forty-five (45) days after the Effective Date.

     K.   KERP.

     As required by the KERP Order, on the Effective Date, the Reorganized Debtors shall continue to implement the KERP in accordance with the terms of the KERP Motion and KERP Order, including, without limitation, by issuing shares of common stock in Reorganized Foamex International to the employees designated by the board of directors of Reorganized Foamex International to receive such stock in accordance with the KERP.

     L.   Powers of Officers.

     The officers of the Debtors or the Reorganized Debtors, as the case may be, shall have the power to enter into and to execute any Plan Supplement Document to which the Reorganized Debtors are to be a party and (subject to the approval of the board of directors of Reorganized Foamex International) to take such other or further action as they deem reasonable and appropriate to effectuate the terms of the Plan.

     M.   Corporate Reorganization.

     On or prior to the Effective Date but immediately prior to the discharge described in Article VIII.E of this Plan of the Debtors and of the Debtors dissolved pursuant hereto, the Reorganized Debtors shall take all necessary steps and make all necessary filings to dissolve each of Foamex Capital Corporation and Foamex Mexico II, Inc. In addition, Foamex International shall take all necessary steps and make all necessary filings to (i) dissolve Foamex Delaware, Inc., Foamex Aviation, Inc., and JPSGP Inc., each a non-Debtor subsidiary of Foamex International, and (ii) to convert FMXI, Inc. from a Delaware corporation to a Delaware limited liability company by, among other things, executing the FMXI Conversion Documents. Except as otherwise set forth herein, or as modified by appropriate corporate action after the Effective Date, the corporate structure and equity ownership of the Debtors and their subsidiaries shall be unchanged.

                                     VIII.

                       EFFECT OF CONFIRMATION OF THE PLAN

     A.   Continued Corporate Existence.

     Except as otherwise expressly provided for in Article VII.M above, the Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all of the powers of a corporation, partnership or limited liability company, as the case may be, under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law, except as such rights may be limited and conditioned by the Plan and the documents and instruments executed and delivered in connection herewith. In addition, the Reorganized Debtors may operate their business free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan as well as the documents and instruments executed and delivered in connection herewith, including without limitation, the documents and instruments included in the Plan Supplement.

     B.   Dissolution of Creditors' Committee.

     The Creditors' Committee shall continue in existence until the Effective Date and shall continue to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all of their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, financial advisors, and other agents shall terminate except that the Creditors' Committee shall continue to have standing and a right to be heard with respect to (i) all Fee Claims, (ii) any appeals of the Confirmation Order,
(iii) any adversary proceedings pending as of the Effective Date to which it may be a party and (iv) post-Effective Date modifications to the Plan.

     C.   Vesting of Property.

     Except as otherwise expressly provided in the Plan, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall be vested with all of the property of the Estates free and clear of all Claims, Liens, encumbrances, charges and other interests of creditors and equity security holders.

     D.   Termination of Subordination Rights.

     All Claims of the holders of Senior Secured Notes and Senior Subordinated Notes against the Debtors and all rights and Claims between or among the holders of Senior Secured Notes and Senior Subordinated Notes relating in any manner whatsoever to claimed subordination rights, rights to postpetition and default interest, prepayment fees or premiums, or similar rights, whether legal, contractual or equitable, if any (collectively, "Subordination Related Rights"), shall be deemed satisfied by the Distributions under, described in, contemplated by, and/or implemented by, this Plan to holders of such Claims, and such rights shall be deemed waived, released, discharged, and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by, this Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, the holders of Senior Secured Note Claims, by reason of any claimed Subordination Related Rights or otherwise, so that each holder of a Claim shall have and receive the complete benefit of the Distributions in the manner set forth and described in this Plan.

     E.   Discharge of the Debtors.

     Except as otherwise provided herein, and conditioned on the making of the Distributions to be made under the Plan, the rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims or Interests of any kind or nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their respective assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, Liens on, and Equity Interests in the Debtors, their respective assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a Distribution hereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting any other or further Claim against, or Interest in, the Debtors, the Reorganized Debtors, or any of their respective assets or properties, based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date.

     F.   Injunction.

     Except as otherwise expressly provided in the Plan, the Confirmation Order, the Plan Supplement Documents, or a separate order of the Court, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, the Debtors that arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors or the Reorganized Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

     G.   Settlement of Claims and Controversies.

     Pursuant to Bankruptcy Rule 9019, and in consideration of the classification, distributions and other benefits provided under the Plan to the holders of Class 3 Senior Secured Note Claims, the provisions of the Plan, including, among other things, if Class 3 votes to accept the Plan, the payment by the Debtors of the Senior Secured Note Premium Settlement Amount, shall constitute a good faith compromise and settlement of all Class 3 Senior Secured Note Claims pursuant to the Plan, including, without limitation, the Senior Secured Note Premium Claim and the Senior Secured Note Premium Claim Litigation. The entry of the Confirmation Order shall constitute the Court's approval, as of the Effective Date, of each of the compromises and settlements of all such Class 3 Senior Secured Note Claims and the Court's finding that such compromises and settlements are in the best interests of the Debtors and the Reorganized Debtors and their respective Estates and holders of such Class 3 Senior Secured Note Claims, and is fair, equitable and reasonable.

     H.   Preservation of Causes of Action.

     The Reorganized Debtors shall retain all rights and all Causes of Action accruing to them and their estates, including but not limited to, those arising under sections 505, 544, 547, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the
Bankruptcy  Code,  including  all tax  setoff and refund  rights  arising  under section 505, other than as expressly provided below. Except as expressly provided in this Plan or the Confirmation Order, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Causes of Action. Nothing contained in this Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors have that is not specifically waived or relinquished by this Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses that the Debtors have as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors' legal and equitable rights respecting any Claim that are not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

     I.   Votes Solicited in Good Faith.

     The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and the Significant Equityholders (and each of their respective affiliates, agents, directors, officers, members, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the Distributions contemplated hereunder and therefore have not been, and on account thereof will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the Distributions contemplated hereunder.

     J.   Administrative Claims Incurred After the Confirmation Date.

     Administrative Claims incurred by the Reorganized Debtors after the Confirmation Date, including (without limitation) Claims for Professionals' fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without the need for Court approval.

     K.   Mutual Releases.

     On the Effective Date, (a) the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, (b) all of the Debtors' and the Reorganized Debtors' respective officers, directors, employees, partners, advisors, attorneys, financial advisors, accountants and other professionals,
(c) the members of, and counsel and financial advisors to, the Creditors' Committee, (d) the Significant Equityholders and their counsel and financial advisors, (e) if Class 3 votes to accept the Plan, the Senior Secured Notes Indenture Trustee and its counsel, (f) if Class 3 votes to accept the Plan, the members of, and counsel and financial advisors to, the Ad Hoc Committee of Senior Secured Noteholders, and (g) the DIP Lenders and DIP Agents and their respective attorneys and advisors, in each case, in their respective capacities as such, (collectively clauses (a) through (g) being the "Released Parties," and each a "Released Party" and, collectively, clauses (b) through (g) being the "Non-Debtor Released Parties" and each a "Non-Debtor Released Party") shall be deemed to and hereby unconditionally and irrevocably release each other from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such Persons asserted against the Debtors or the Reorganized Debtors, (iii) the foregoing release shall not apply to any express contractual or financial obligations owed to the Debtors or Reorganized Debtors or any right or obligation arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan, (iv) the obligations under the indemnity and other provisions of the DIP Credit Facilities that by their terms shall survive the termination of the DIP Credit Facilities shall continue to exist in accordance with their terms, and (v) the obligations of Foamex International and Reorganized Foamex International under the indemnity and other provisions of the Equity Commitment Agreement shall continue to exist in accordance with their terms.

     L.   Releases by non-Debtors of Non-Debtor Released Parties.

     On and as of the Effective Date, all Persons who (i) are not entitled to vote to accept or reject the Plan and do not opt-out of the releases provided for in this paragraph in accordance with the procedures set forth in the order approving the Disclosure Statement, (ii) are entitled to vote to accept or reject the Plan as set forth on the relevant Ballot and vote to accept the Plan as set forth on the relevant Ballot, and (iii) are entitled to vote to accept or reject the Plan as set forth on the relevant Ballot but do not submit a Ballot with respect to the Plan and do not opt-out of the releases provided for in this paragraph in accordance with the procedures set forth in the order approving the Disclosure Statement shall be deemed, by virtue of their treatment contemplated under the Plan, to have forever released and covenanted not to (y) sue or otherwise seek recovery from any Non-Debtor Released Party on account of any Claim or Interest, including but not limited to any claim based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way relating to the Debtors or their business and affairs or (z) assert against any Non-Debtor Released Party any claim, obligation, right, Cause of Action or liability that any holder of a Claim or Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan; provided, however, that (i) none of the Non-Debtor Released Parties shall be released from any claim based on any act or omission that constitutes gross negligence or willful misconduct, (ii) the foregoing release shall not apply to rights or obligations arising under or that are part of the Plan or an agreement entered into pursuant to, in connection with, or contemplated by, the Plan and
(iii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or an agreement entered into pursuant to, in connection with, or contemplated by, the Plan.
Notwithstanding anything to the contrary in this Plan, the releases of the Non-Debtor Released Parties shall extend only to claims arising against such Non-Debtor Released Parties in their capacities as parties in interest in the Chapter 11 Cases.

     M.   Exculpation.

          1.   Exculpation and Limitation of Liability.

     The Debtors, the Reorganized Debtors, the Non-Debtor Released Parties, the Exit Facilities Agent and the other arrangers and lender parties for each of the Exit Facilities (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the Plan Supplement Documents, the Equity Commitment Agreement, the Put Option Agreement, the Exit Facility Commitment Agreement, the Rights Offering, the Rights Offering Documents, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes gross negligence or willful misconduct as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting any of the Released Parties, the Exit Facilities Agent or the other arranger and lender parties for each of the Exit Facilities from liability.

          2.   Limitation of Governmental Releases.

     Notwithstanding Articles VIII.K, VIII.L and VIII.M.1 of the Plan, the Plan shall not release, discharge, or exculpate any non-Debtor party from any debt owed to the United States Government and/or its agencies, including the PBGC (the "Government"), or from any liability arising under the Internal Revenue Code, ERISA, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Articles VIII.K, VIII.L and VIII.M.1 of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-Debtor party.

     N.   Term of Bankruptcy Injunction or Stays.

     All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     O.   Reinstatement and Continuation of Insurance Policies.

     Unless otherwise assumed during the pendency of the Chapter 11 Cases, from and after the Effective Date, each of the Debtors' insurance policies in existence on and as of the Confirmation Date shall be reinstated and continued in accordance with its terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code.

     The Debtors' discharge and release from all Claims and Equity Interests, as provided herein, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, its officers and directors) or any other person or entity. Notwithstanding any other provision of the Plan or the Confirmation Order, nothing in this Plan shall (i) impair (w) the right of any insurer to defend against any claim asserted against such insurer, (x) an insurer's status as a secured creditor to the extent applicable under the terms of the Plan, including the right to recover from any Collateral (in accordance with the applicable insurance policy, (y) an insurer's right to draw on third-party letters of credit (in accordance with the terms of the applicable insurance policy and letter of credit) or (z) any insurer's right of setoff pursuant to section 553 of the Bankruptcy Code to the extent applicable and/or
(ii) affect an insurer's right to seek arbitration of disputes between the Debtors and such insurer to the extent provided for under the terms of the applicable insurance agreement.

     P.   Officers' and Directors' Indemnification Rights and Insurance.

     Notwithstanding any other provisions of the Plan, the obligations of the Debtors to indemnify their present directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation, by-laws, partnership agreements or limited liability company operating agreements of the Debtors, as the case may be, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date.

                                      IX.

                            RETENTION OF JURISDICTION

     The Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that Distributions to holders of Allowed Claims and Interests are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Interest; (5) to hear and determine timely objections to, or other proceedings challenging the allowance of, Administrative Claims and Claims, including, without limitation, the Senior Secured Note Premium Claim Litigation; (6) to hear and determine, to the extent provided in Article V.D. herein, any disputes arising by the filing of a Post-Petition Interest Rate Determination Notice by a holder of an Allowed Class 5 General Unsecured Claim; (7) to hear and determine any disputes arising as to the reasonableness of an Indenture Trustee's Indenture Trustee Expenses; (8) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (9) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (10) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (11) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code; (12) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (13) to hear and determine any issue for which the Plan requires an order of, or other relief from, the Court; (14) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (15) to hear and determine any Causes of Action preserved under the Plan under sections 544, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code; (16) to hear and determine any matter regarding the existence, nature and scope of the Debtors' discharge; (17) to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided in Article VIII of the Plan; and (18) to enter a final decree closing the Chapter 11 Cases. The Court shall not retain any jurisdiction over the Exit Facilities or over matters relating to the interpretation or enforcement of the Exit Facilities or any disputes arising therefrom from and after the Effective Date.

                                       X.

                            MISCELLANEOUS PROVISIONS

     A.   Payment of Statutory Fees.

     All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtor as and when such fees become due.

     B.   Modification of the Plan.

          1.   Pre-Confirmation Modifications.

     The Debtors may alter, amend, or modify the Plan before the Confirmation Date as provided in section 1127 of the Bankruptcy Code, provided, however, without the prior written consent of each of the Significant Equityholders and the Exit Facilities Agent, which consent cannot be unreasonably withheld, there shall be no alteration, amendment or modification of the Plan prior to Confirmation.

          2.   Post-Confirmation Immaterial Modifications.

     After the Confirmation Date, the Debtors may, with the approval of the Court and prior written consent of the Significant Equityholders and the Exit Facilities Agent (which consent shall not be unreasonably withheld), without notice to all holders of Claims or Interests, insofar as it does not materially and adversely affect the holders of

Claims or Interests, correct any defect, omission or inconsistency in the Plan in such manner and to such extent as may be necessary to expedite consummation of the Plan.

          3.   Post-Confirmation Material Modifications.

     After the Confirmation Date, the Debtors may, with the prior written consent of the Significant Equityholders and the Exit Facilities Agent (which consent shall not be unreasonably withheld), alter or amend the Plan in a manner which, as determined by the Court, materially and adversely affects holders of Claims or Interests, provided that such alteration or modification is made after a hearing as provided in section 1127 of the Bankruptcy Code.

     C.   Governing Law.

     Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or Delaware law, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

     D.   Filing or Execution of Additional Documents.

     On or before the Effective Date, the Debtors shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     E.   Withholding and Reporting Requirements.

     In connection with the Plan and all instruments issued in connection herewith and Distributions hereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements.

     F.   Exemption From Transfer Taxes.

     Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer and exchange under the Plan of the Call Option, the Additional Common Stock, the Put Option, the New Preferred Stock and the security interests in favor of the lenders under the Exit Facilities, (b) the making or assignment of any lease or sublease, or (c) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan, shall not be subject to any stamp tax or other similar tax.

     G.   Securities Issues.

     To the extent the Call Option is not exercised and the Company exercises the Put Option, the New Preferred Stock issuable to the Significant Equityholders thereunder will be issued in private placement transactions exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act and may not be sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an available exemption from such registration requirements. The New Preferred Stock, if issued to the Significant Equityholders, will include a legend on the certificates evidencing such securities indicating their restricted status.

     Additional Common Stock issued as part of the Rights Offering and to the extent the Significant Equityholders exercise the Call Option, the Additional Common Stock issuable to the Significant Equityholders thereunder will be issued pursuant to the Registration Statement, provided that such Registration Statement is declared "effective" by the SEC, but may be subject to resale restrictions if held by an affiliate of the Reorganized Debtors.

     H. Waiver of Bankruptcy Rule 3020(e) and Federal Rule of Civil Procedure 62(a).

     The Debtors may request that the Confirmation Order include (a) a finding that Bankruptcy Rule 3020(e) and Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

     I.   Exhibits/Schedules.

     All exhibits and schedules to the Plan and the Plan Supplement are incorporated into and constitute a part of the Plan as if fully set forth herein.

     J.   Notices.

     All notices, requests, and demands hereunder to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     To the Debtors: Foamex International Inc., 1000 Columbia Avenue, Linwood, Pennsylvania 19061, attention: Gregory J. Christian, with a copy to (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, attention: Alan W. Kornberg, Esq. and Brian S. Hermann, Esq., Tel.: (212) 373-3000, Fax: (212) 757-3990, and (ii) Young Conaway Stargatt
& Taylor, LLP, 1000 West Street, 17th Floor, P.O. Box 391, Wilmington, Delaware 19801, attention: Pauline K. Morgan, Esq. and Joseph M. Barry, Esq., Tel: (302) 571-6600, Fax: (302) 571-1253.

     To the Ad Hoc Committee of Senior Secured Noteholders: (i) Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, attention: Adam Harris Esq., Tel.: (212) 756-2000, Fax: (212) 593-5955, and (ii) Richards, Layton &
Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware, 19801, attention: John H. Knight, Esq., Tel.: (302) 651-7700, Fax: (302)
651-7701.

     To the Creditors' Committee: (i) Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey, 07068-1791, attention: Kenneth A. Rosen, Esq.,
Tel.: (973) 597-2500,  Fax: (973) 597-2400, and (ii) Greenberg Traurig, LLP, The
Nemours Building, 1007 North Orange Street, Suite 1200, Wilmington, Delaware, 19899, attention: Donald J. Detweiler, Tel.: (302) 661-7000, Fax: (302) 661-7360.

     To the Significant Equityholders: Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, attention James L. Bromley, Esq., Tel.:
(212) 225-2000,  Fax: (212) 225-3999, and (ii) Morris,  Nichols, Arsht & Tunnell
LLP, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347, attention: William H. Sudell, Jr., Esq., Tel: (302) 658-9200, Fax: (302) 658-3989.

     The Agents for the DIP Lenders: (i) Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022-3598, attention: Marc D. Rosenberg, Esq. and Albert M. Fenster, Esq., Tel.: (212) 836-8000, Fax: (212) 836-8689, (ii) Schulte Roth & Zabel LLP,
919 Third Avenue, New York, New York 10022, attention: Fredric L. Ragucci, Esq.,
Tel.:  (212) 756-2000,  Fax: (212) 593-5955,  (iii) Buchanan  Ingersoll & Rooney
P.C., The Brandywine Building, 1000 West Street, Suite 1410, Wilmington, Delaware 19801, attention: Jami B. Nimeroff, Esq., Tel.: (302) 552-4200, Fax:
(302) 522-4295, and (iv) Landis Rath & Cobb, LLP, 919 Market Street, Suite 600, Wilmington, Delaware 19899, attention: Adam C. Landis, Esq., Tel: (302) 467-4400, Fax: (302) 467-4450.

     The Agents for the Exit Lenders: (i) Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022-3598, attention: Marc D. Rosenberg, Esq. and Albert M. Fenster, Esq., Tel.: (212) 836-8000, Fax: (212) 836-8689 and (ii) Cahill Gordon &
Reindel, LLP, 80 Pine Street, New York, NY 10005, attention: Susanna M. Suh, Esq., Tel.: (212) 701-3686, Fax.: (212) 378-2611.

     The Office of the United States Trustee: 844 King Street, Suite 2207, Wilmington, Delaware 19801, attention: David L. Buchbinder, Esq., Tel.: (302) 573-6491, Fax: (302) 573-6497.

     K.   Plan Supplement.

     Forms of the documents relating to the Exit Facilities, the Registration Rights Agreement, the Call Option Agreement, the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws, the Other Amended and Restated Governing Documents, the FMXI Conversion Documents, a notice setting forth the identities, terms and nature of the compensation of the Reorganized Debtors' senior officers and directors and the employment contracts to be entered into with the Reorganized Debtors' senior officers, and such other documents and information as the Debtors determine to be necessary or appropriate to the implementation and/or confirmation of the Plan shall be contained in the Plan Supplement, which will be filed with the Clerk of the Court no later than ten (10) days prior to the Confirmation Hearing; provided, however, that the Debtors may amend any of the Plan Supplement Documents through and including the Effective Date in a manner consistent with the Plan and with the prior written consent of each of the Significant Equityholders and the Exit Facilities

Agent (which consent shall not be unreasonably withheld) and consent of any other non-Debtor third parties to the relevant document. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and shall be available online at Bankruptcy Services, LLC's website at Foamex's dedicated web page on www.bsillc.com. Holders of Claims or Equity Interests may also obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article X.J of the Plan.

     L.   Conflict.

     The terms of this Plan shall govern in the event of any inconsistency with the summary of the Plan set forth in the Disclosure Statement. The terms of the Confirmation Order shall govern in the event of any inconsistency with the Plan or the summary of the Plan set forth in the Disclosure Statement. M. Setoff by the United States.

     The valid setoff rights, if any, of the United States of America will be unaffected by this Plan or confirmation hereof.

                                      XI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     A.   Assumption and Rejection of Executory Contracts and Unexpired Leases.

     Except for those executory contracts and unexpired leases that are specified as rejected in this Article XI below, and other than executory contracts or unexpired leases that have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases or been assumed earlier in the Chapter 11 Cases, benefit plans, which are specifically dealt with in
Article XII of the Plan, or insurance policies, which are specifically dealt with in Article VIII.O of the Plan, all of the executory contracts and unexpired leases that exist between the Debtors and any Person are specifically assumed as of and subject to the occurrence of the Effective Date pursuant to the Plan. To the extent any such executory contracts or unexpired leases have been amended prior to the Confirmation Date, such contracts or leases shall be assumed as so amended.

     The following executory contracts and unexpired leases are rejected:

     (i) executory contacts or unexpired leases that have been rejected by the Debtors before the Confirmation Date;

     (ii) executory contracts or unexpired leases that are the subject of a motion to reject pending on the Confirmation Date; and

     (iii) employment agreements that were terminated or rejected prior to the Confirmation Date or in connection with the Plan.

     B.   Cure.

     Except as otherwise agreed to by the parties, on the Initial Distribution Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease that is assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. Unless the parties to the contract or lease agree otherwise, all disputed defaults that are required to be cured shall be cured by the later to occur of (i) ten (10) days after the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto and (ii) the Initial Distribution Date.

     C.   Rejection Damage Claims.

     All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection. Any Claims not filed within such time shall be forever barred from assertion against the Debtors, their respective estates and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 General Unsecured Claims.

                                      XII.

                                  BENEFIT PLANS

     As, and subject to the occurrence, of the Effective Date, all employee compensation and benefit plans, policies and programs of the Debtors applicable generally to their employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans and workers' compensation programs, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors' obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans that have previously been terminated or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts or programs.

     The Debtors and the Reorganized Debtors, as the case may be, will continue to be the contributing sponsors of all pension plans which are defined as benefit pension plans by the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss. 1301-1461. The Confirmation Order shall provide that (i) such pension plans are subject to minimum funding requirements of ERISA and section 412 of the Internal Revenue Code, (ii) no provision of the Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code, shall, or shall be construed to, discharge, release or relieve the Debtors or any other party, in any capacity, from any liability with respect to such pension plans under ERISA or under Internal Revenue Code section 412 and (iii) neither the PBGC nor such pension plans shall be enjoined from enforcing such liability as a result of the Plan's provisions for satisfaction, release and discharge of Claims.

                                     XIII.

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN

     A.   Conditions Precedent to Confirmation.

     The Plan shall not be confirmed by the Court unless and until the following conditions have been satisfied in full or waived pursuant to Article XIII.C:

     1. The Court shall have entered an order finding that the Disclosure Statement, in form and substance reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors, contains adequate information pursuant to section 1125 of the Bankruptcy Code;

     2. The Plan shall be in form and substance materially consistent with the Equity Commitment Agreement and shall be reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors;

     3. The Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Significant Equityholders, the DIP Agents, the Exit Facilities Agent and the Debtors;

     4. All documents to be executed, delivered or filed pursuant to the Plan, including all Plan Supplement Documents, shall be in form and substance reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors;

     5. The Debtors' existing commitments for the Exit Facilities shall not have expired and shall be in full force and effect; and

     6. The Equity Commitment Agreement shall not have terminated or expired pursuant to its terms.

     B.   Conditions Precedent to Effectiveness.

     The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to
Article XIII.C:

     1. The Confirmation Order, in form and substance reasonably acceptable to the Significant Equityholders, the DIP Agents, the Exit Facilities Agent and the Debtors, shall have been entered, and no stay or injunction shall be in effect precluding the consummation of the transactions contemplated by the Plan and such Confirmation Order shall not have been modified or vacated on appeal;

     2. All statutory fees then due and payable to the United States Trustee shall have been paid in full;

     3. All documents to be executed, delivered or filed pursuant to the Plan, including all Plan Supplement Documents, shall be in form and substance reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors and such documents shall be executed, delivered or filed, as the case may be;

     4. All actions, authorizations, filings, consents and regulatory approvals required (if any) shall have been obtained, effected or executed in a manner acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors and shall remain in full force and effect;

     5. All amounts due under the DIP Revolving Credit Facility shall have been indefeasibly paid in full in Cash and the liens and security interests granted thereunder terminated;

     6. All amounts due under the DIP Term Loan Credit Facility shall have been indefeasibly paid in full in Cash and the liens and security interests granted thereunder terminated;

     7. The Exit Facilities shall have been entered into by the Debtors and the other parties thereto and all conditions to the initial borrowings under the Exit Facilities shall have been satisfied or waived in accordance with the terms thereof (but for the occurrence of the Effective Date);

     8. The Equity Commitment Agreement shall have been executed by the parties thereto, approved by the Court and shall not have expired or terminated by its terms;

     9. The Rights Offering shall have been consummated in a manner that is reasonably acceptable to the Significant Equityholders, the Exit Facilities Agent and the Debtors;

     10. The Put Option or the Call Option, as applicable, shall have been exercised, if necessary, as provided in the Plan and the Put Option Agreement; and

     11. The Put Option Conditions shall have been satisfied or waived in accordance with the terms of the Equity Commitment Agreement.

     C.   Waiver of Conditions.

     The Debtors may waive any or all of the conditions set forth in Article XIII.A and B (except for the condition set forth in sub-section B.1 above) at any time, with the prior written consent of the Significant Equityholders and the Exit Facilities Agent without leave or order of the Court and without any formal action. Nothing herein shall preclude the Significant Equityholders and the Exit Facilities Agent from waiving any condition under the Equity Commitment Agreement or the Exit Facilities, respectively, which waiver rights are expressly preserved and unaffected by this Plan.

     D.   Effect of Failure of Conditions.

     In the event that the Effective Date does not occur on or prior to February 28, 2007, or such later date as may be agreed to by the Debtors, the Significant Equityholders and the Exit Facilities Agent, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

     E.   Vacatur of Confirmation Order.

     If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

     F.   Revocation, Withdrawal, or Non-Consummation.

          1.   Right to Revoke or Withdraw.

     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

          2.   Effect of Withdrawal, Revocation, or Non-Consummation.

     If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts, unexpired leases, insurance policies or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

Dated:   November 27, 2006

                           FOAMEX INTERNATIONAL INC.


                           By:  /s/ Gregory J. Christian
                                ------------------------------------------------
                                 Name: Gregory J. Christian
                                 Title:   Executive Vice President,
                                             Chief Restructuring Officer
                                             and General Counsel


                           FMXI, INC.


                           By:  /s/ Gregory J. Christian
                                ------------------------------------------------
                                 Name: Gregory J. Christian
                                 Title:   Vice President, Chief Restructuring
                                             Officer and Secretary


                           FOAMEX L.P.


                           By: FMXI, INC.
                               Foamex L.P.'s Managing General Partner



                           By:   /s/ Gregory J. Christian
                                 -----------------------------------------------
                                 Name:  Gregory J. Christian
                                 Title:    Vice President, Chief Restructuring
                                              Officer and Secretary


                           FOAMEX CAPITAL CORPORATION


                           By:   /s/ Gregory J. Christian
                                 -----------------------------------------------
                                 Name:  Gregory J. Christian
                                 Title     Vice President, Chief Restructuring
                                              Officer and Secretary

                           FOAMEX CARPET CUSHION LLC


                           By:   /s/ Gregory J. Christian
                                 -----------------------------------------------
                                 Name:  Gregory J. Christian
                                 Title:    Vice President, Chief Restructuring
                                              Officer and Secretary



                           FOAMEX ASIA, INC.



                           By:   /s/ Gregory J. Christian
                                 -----------------------------------------------
                                 Name:  Gregory J. Christian
                                 Title:    Vice President, Chief Restructuring
                                              Officer and Secretary


                           FOAMEX LATIN AMERICA, INC.


                           By:   /s/ Gregory J. Christian
                                 -----------------------------------------------
                                 Name:  Gregory J. Christian
                                 Title:    Vice President, Chief Restructuring
                                              Officer and Secretary


                           FOAMEX MEXICO, INC.


                           By:   /s/ Gregory J. Christian
                                 -----------------------------------------------
                                 Name:  Gregory J. Christian
                                 Title:    Vice President, Chief Restructuring
                                              Officer and Secretary


                           FOAMEX MEXICO II, INC.


                           By:   /s/ Gregory J. Christian
                                 -----------------------------------------------
                                 Name:  Gregory J. Christian
                                 Title:    Vice President, Chief Restructuring
                                              Officer and Secretary

                         PLAN EXHIBIT AND SCHEDULE LIST


                     Exhibit A - Equity Commitment Agreement


                        Schedule A -- Unliquidated Claims

                     Exhibit A - Equity Commitment Agreement


     Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex International Inc., Foamex L.P., and Foamex Capital Corporation reporting an event that occurred on October 13, 2006.

                        Schedule A -- Unliquidated Claims
                            (as of November 27, 2006)

                               Schedule A to Plan

CLAIM                   CLAIMANT NAME & ADDRESS
NUMBER
     73800  4011 BUILDING LLC
            ATTN: JEAN MCGEE
            PO BOX 2979
            PHOENIX, AZ 85062

     33100  ALAMEDA COUNTY TAX COLLECTOR
            1221 OAK STREET
            OAKLAND, CA 94612

    120400  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    120500  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    120600  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    120700  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    120800  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    120900  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    121000  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    121100  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

    121200  BANK OF AMERICA, NA, ET AL
            C/O KAYE SCHOLER LLP
            ALBERT FENSTER & MARC ROSENBERG, ESQS
            425 PARK AVE
            NEW YORK, NY 10022

     95100  BIECHELE, DANIEL
            C/O PETER N HILL, ESQ
            WOLFF, HILL, MCFARLIN & HERRON, PA
            1851 W COLONIAL DR
            ORLANDO, FL 32804

     95200  BIECHELE, DANIEL
            C/O PETER N HILL, ESQ
            WOLFF, HILL, MCFARLIN & HERRON, PA
            1851 W COLONIAL DR
            ORLANDO, FL 32804

     95000  BIECHELE, DANIEL
            C/O PETER N HILL, ESQ
            WOLFF, HILL, MCFARLIN & HERRON, PA
            1851 W COLONIAL DR
            ORLANDO, FL 32804

     93400  BRENDA GOGUEN
            ATTN: EVA MARIE MANCUSO
            HAMEL, WAXLER, ALLEN & COLLINS
            387 ATWELLS AVE
            PROVIDENCE, RI 02909

    101000  BUTLER, MICHAEL
            56 MOONACHIE RD
            HACKENSACK, NJ 07601

     75800  CASEY MCGUIRE
            C/P JOHN T ROBERTSON
            STRAWN & KNOWLES, LLC
            754 CHESTNUT ST
            GADSDEN, AL 35902-0246

     75900  CASEY MCGUIRE
            C/P JOHN T ROBERTSON
            STRAWN & KNOWLES, LLC
            754 CHESTNUT ST
            GADSDEN, AL 35902-0246

     53100  CHINOOK GROUP
            C/O GILBERTSON DAVIS EMERSON LLP
            ATTN: JOHN L DAVIS,ESQ
            20 QUEEN ST WEST, STE 2020
            TORONTO, ON M5H 3R3
            CANADA

     82700  CITY OF PHILA/DIANE STANLEY/KENDRA HOGAN
            C/O SEGAL WOLFE BERK ET AL
            17010 BANJAMIN FRANKLIN PKWY
            PHILADELPHIA, PA 19103

     86400  CONTINENTAL CASUALTY CO
            C/O CARROLL, MCNULTY & KULL, LLC
            ATTN: CHRISTOPHER R CARROLL, ESQ
            570 LEXINGTON AVE 10TH FL
            NEW YORK, NY 10022-6837

    130200  DOUGLAS COUNTY
            ATTN: JAMES R THIBODEAU
            909 CIVIC CTR
            1819 FARNAM ST
            OMAHA, NE 68183

    130300  DOUGLAS COUNTY
            ATTN: JAMES R THIBODEAU
            909 CIVIC CTR
            1819 FARNAM ST
            OMAHA, NE 68183

    119000  DOUGLAS COUNTY, NEBRASKA
            JULIE HANEY - TREASURER
            909 CIVIC CTR
            1819 FARNAM ST
            OMAHA, NE 68183

     95700  ENGINEERED FOAM PRODUCTS CANADA LTD
            C/O LAWSON MCGRENERE LLP
            SUITE 700, 120 ADELAIDE ST WEST
            TORONTO, ON M5H 1T1
            CANADA

     78400  EST OF MATTHEW J BY JOHN PICKETT
            C/O CHARLES N REDIHAN, JR
            KIERNAN PLUNKETT & REDIHAN
            91 FRIENDSHIP STT
            PROVIDENCE, RI 02903

     80500  ESTATE OF CHRISTOPHER G ARRUBA, ET AL
            JOHN N CALVINO LAW ASSOCS
            ATTN: STEVEN A MINICUCCI ESQ RI
            373 ELMWOOD AVE
            PROVIDENCE, RI 02907

     80100  ESTATE OF JEFFREY WOOD MARTIN, ET AL
            HAMEL WAXLER ALLEN & COLLINS
            ATTN: EVA MARIE MANCUSO
            387 ATWELLS AVE
            PROVIDENCE, RI 02909

     80300  ESTATE OF JUDE B HENAULT, ET AL
            THE REARDON LAW FIRM PC
            ATTN: ROBERT I REARDON, JR ESQ
            160 HEMPSTEAD ST
            NEW LONDON, CT 06320

     80400  ESTATE OF JUDE B HENAULT, ET AL
            THE REARDON LAW FIRM PC
            ATTN: ROBERT I REARDON JR ESQ
            160 HEMPSTEAD ST
            NEW LONDON, CT 06320

    103800  ESTATE OF JUDE B HENAULT, ET AL
            ATTN:ROBERT I REARDON JR, ESQ
            THE REARDON LAW FIRM, PC
            160 HEMPSTEAD ST
            NEW LONDON, CT 06320

     75600  ESTATE OF KEVIN ANDERSON, ET AL
            ATTN: MAX WISTOW, ESQ
            61 WEYBOSSET ST
            PROVIDENCE, RI 02903

     80600  ESTATE OF MATTHEW J BY JOHN PICKETT
            KIERNAN PLUNKETT & REDIHAN
            ATTN: CHARLES N REDIHAN JR
            91 FRIENDSHIP ST
            PROVIDENCE, RI 02903

     79800  ESTATE OF MATTHEW P DARBY, ET AL
            BREGGIA BOWEN & GRANDE
            ATTN:STEPHEN E BREGGIA, ESQ
            395 SMITH ST
            PROVIDENCE, RI 02908

     80200  ESTATE OF TAMMY MATTERA-HOUSA
            ATTN: MICHAEL A ST PIERRE, ESQ
            REVENS REVENS & ST PIERRE
            946 CENTERVILLE RD
            WARWICK, RI 02886

     15300  FRANK GELALIA
            2310 LAKE SIDE DR
            ORLANDO, FL 32803

     78300  GAUVIN, GINA M
            C/O CHARLES N REDIHAN, JR
            KIERNAN, PLUNKETT & REDIHAN
            91 FRIENDSHIP ST
            PROVIDENCE, RI 02903

     80700  GINA M GAUVIN, ET AL
            KIERNAN PLUNKETT & REDIHAN
            ATTN: CHARLES N REDIHAN JR
            91 FRIENDSHIP ST
            PROVIDENCE, RI 02903

     95400  HEWLETT-PACKARD CARIBE LIMITED
            HEWLETT PACKARD COET AL
            C/O ANNE M KENNELLY, CORP CNSL
            3000 HANOVER ST, MAIL STOP 1050
            PALO ALTO, CA 94304-1112

     26200  JOHN A AITKEN
            833 WESTBROOK DR
             NEWTON, NC 28658

    104200  KOLASA, KATRINA
            PO BOX 791
            BALTIC, CT 06330

     83800  MAX WISTOW ESQ
            61 WEYBOSSET ST
            PROVIDENCE, RI 02903

     87400  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
             NEW YORK, NY 10270

     87500  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
            NEW YORK, NY 10270

     87600  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
            NEW YORK, NY 10270

     87700  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
            NEW YORK, NY 10270

     87800  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
            NEW YORK, NY 10270

     87900  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE STT, 31ST FL
            NEW YORK, NY 10270

     88000  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
            NEW YORK, NY 10270

     88100  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
            NEW YORK, NY 10270

     88200  NAT'L UNION FIRE INS CO, ET AL
            AIG LAW DEPT - BANKRUPTCY
            ATTN: MICHELLE A LEVITT, ESQ
            70 PINE ST, 31ST FL
            NEW YORK, NY 10270

    126600  NEW MEXICO ENVIRONMENT DEPARTMENT
            ATTN: LESLIE BARNHART
            PO BOX 26110
            SANTA FE, NM 87502

     65800  PATRICK T JONES, ESQ
            COOLEY MANION JONES LLP
            21 CUSTOM HOUSE ST
            BOSTON, MA 02110

     90100  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     90300  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEOBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     90400  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHEIF COUNSEL, STE 340
            ATTN: BEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     90600  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     90700  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     90900  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            WASHINGTON, DC 20005-4026

     91000  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL,STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     91300  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     91500  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     91600  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     92300  PENSION BENEFIT GUARANTY CORP
            ATTN: DEBORAH J. BISCO, ATTY
            OFFICE OF THE CHIEF COUNSEL, STE 340
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     91800  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST
            WASHINGTON, DC 20005-4026

     91900  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO
            1200 K ST
            WASHINGTON, DC 20005-4026

     92100  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO, ATTY
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     92200  PENSION BENEFIT GUARANTY CORP
            OFFICE OF THE CHIEF COUNSEL, STE 340
            ATTN: DEBORAH J BISCO
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     92400  PENSION BENEFIT GUARANTY CORP
            ATTN: DEBORAH J BISCO, ATTY
            OFFICE OF THE CHIEF COUNSEL, STE 340
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     92500  PENSION BENEFIT GUARANTY CORP
            ATTN: DEBORAH J BISCO, ATTY
            OFFICE OF THE CHIEF, COUNSEL, STE 340
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     92600  PENSION BENEFIT GUARANTY CORP
            ATTN: DEBORAH J BISCO, ATTY
            OFFICE OF THE CHIEF COUNSEL, STE 340
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     92700  PENSION BENEFIT GUARANTY CORP
            ATTN: DEBORAH J BISCO, ATTY
            OFFICE OF THE CHIEF COUNSEL, STE 340
            1200 K ST, NW
            WASHINGTON, DC 20005-4026

     86300  PUBLIC UTILITY SERVICE CORP
            734 SPRINGDALE DR
            EXTON, PA 19341

     82800  RUSSELL BRAMLEY ESQ
            875 CENTERVILLE RD
            BLDG 2, UNIT 4B6
            WARWICK, RI 02886

    119500  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    119600  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    119700  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    119800  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    119900  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    120000  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    120100  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    120200  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

    120300  SILVER POINT FINANCE, LLC
            TWO GREENWICH PLAZA
            1ST FL
            GREENWICH, CT 06830

     76000  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     76100  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     76200  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     76300  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL STT
            NEW YORK, NY 10005-2858

     76400  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     76500  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     76600  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     76700  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     76800  STANLEY BURG
            DEUTSCHE BANK TRUST CO AMERICA
            TRUST & SECURITIES SERVICES
            MS NYC60-2720, 60 WALL ST
            NEW YORK, NY 10005-2858

     96500  STEPHEN C TRAVIS
            6206 NIGHTINGALE ST
            MORRISTOWN, TN 37814

     46100  SUSAN AND MICHAEL J BAGNATO
            C/O CATHERINE BERLIN, ESQ
            ALTREUTER HABERMEHL
            617 MAIN ST
            BUFFALO, NY 14203

    123600  UNITED STATES ON BEHALF OF E.P.A.
            KARL FINGERHOOD, ESQ.
            US DOJ, PO BOX 7611
            WASHINGTON, DC 20044

     25400  WALKER, LARRY
            264 ARLINGTON ST
            FOREST CITY, NC 28043

     69400  WILLIAMS, JOYCE A
            301 W 10TH ST
            AUBURN, IN 46706-2145